SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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|X|      Definitive Proxy Statement
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|_|      Soliciting Material Pursuant to Section 240.14a-12

                            THE SPORTS CLUB COMPANY,INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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         0-11.
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Dear Fellow Stockholders:

         You are cordially invited to attend the 2004 Annual Meeting of Stockholders of The Sports Club Company, Inc., which will be held at The Sports Club/LA - Los Angeles, 1835 Sepulveda Boulevard, Los Angeles, California, on October 19, 2004, at 10:00 a.m., PDT. In addition to conducting our formal business, we will also review recent major developments and answer your questions.

         This booklet includes our Notice of Annual Meeting and the Company's Proxy Statement. The Proxy Statement describes the business that we will conduct at the Annual Meeting and provides information about The Sports Club Company, Inc. Also enclosed is the Company's 2003 Annual Report to Stockholders on Form 10-K/A.

         Your vote is important. Please complete, date, sign and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the meeting whether you attend or not. Even if you plan on attending, it is a good idea to complete and return the proxy card just in case your plans change. If you do attend the Annual Meeting and prefer to vote in person, you may do so.

         We look forward to seeing you at the meeting.



Sincerely,



D. Michael Talla                                  Rex A. Licklider
Chairman of the Board                             Vice Chairman of the Board and
                                                  Chief Executive Officer




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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS




Date:    October 19, 2004

Time:    10:00 a.m. PDT

Place:   The Sports Club/ LA - Los Angeles
         1835 Sepulveda Boulevard
         Los Angeles, CA 90025




         Notice is hereby given that the 2004 Annual Meeting of Stockholders of The Sports Club Company, Inc. will be held at 10:00 a.m. PDT on October 19, 2004, at The Sports Club/LA - Los Angeles. At our Annual Meeting, we will ask you to:

         1. Approve the issuance of (a) a maximum of 3,250,000 shares of common stock, $0.01 par value (the "Common Stock") upon conversion of 65,000 shares of Convertible Preferred Stock designated Series D Convertible Preferred Stock (the "Series D Preferred"), which were sold in March 2004 to three major stockholders of the Company and their affiliates (the "Insider Stockholders"), and (b) such additional shares of Common Stock that may be issued (i) pursuant to certain anti-dilution provisions of the Series D Preferred, and (ii) upon conversion of additional shares of Series D Preferred that may be issued to holders in lieu of cash dividends.

         2. Authorize the amendment of our Certificate of Incorporation to increase the authorized number of shares of our Common Stock from 40,000,000 to 80,000,000.

         3. Elect two Class I and two Class III directors.

         4. Transact any other business that may properly come before the meeting.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The record date for determining those stockholders who will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof is September 24, 2004 (the "Record Date"). A list of stockholders who will be entitled to vote will be available for inspection at our corporate office (and at the meeting site) beginning October 8, 2004.

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         As of the Record Date, there were issued and outstanding 18,783,744 shares of Common Stock, 10,500 shares of Series B Preferred, 5,000 shares of Series C Preferred and 65,000 shares of Series D Preferred. Each share of Series B Preferred, Series C Preferred and Series D Preferred carries voting rights equal to the number of shares of Common Stock issuable upon conversion thereof. At the conversion price of $2.8871 per share, a total of 3,636,833 shares of Common Stock would be issuable upon conversion of the Series B Preferred, and 1,731,825 shares of Common Stock would be issuable upon conversion of the Series C Preferred. At the conversion price of $2.00 per share, a total of 3,250,000 shares of Common Stock would be issuable upon conversion of the Series D Preferred. Thus, there are a total of 27,402,402 votes. A majority of the votes of stockholders present and entitled to vote other than the Insider Stockholders is required for approval of the issuance of Common Stock upon the conversion of Series D Preferred.

         This Notice and the accompanying Proxy Statement and Proxy Card are being mailed, beginning September 29, 2004, to holders of our Common Stock, Series B Preferred, Series C Preferred, and Series D Preferred in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Stockholders. This proxy procedure is necessary to permit all of our stockholders, many of whom live outside of the Los Angeles area and will be unable to attend the meeting, to vote.

         The Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully and take this opportunity to vote. Your shares can only be voted at the meeting if you are present or represented by proxy. Whether or not you plan to attend the meeting, please vote as soon as possible. If you receive more than one proxy card because your shares are registered in different names or addresses, each proxy card should be completed and returned. You may revoke a previously delivered proxy at any time prior to the meeting. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.


                                              By Order of the Board of Directors



                                              Lois Barberio
                                              Vice President and Secretary


Los Angeles, California
September 24, 2004



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           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION



         This proxy statement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include the words "may," "will," "estimate," "continue," "believe," "expect" or "anticipate" and other similar words. Forward-looking statements may also be found in our other reports filed with the Securities and Exchange Commission and in our press releases and other public disclosures. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon management's reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, such plans or objectives may not be achieved. Actual results may differ from projected results due to unforeseen developments, including developments relating to the following:

o the availability and adequacy of our cash flow and financing facilities for our requirements, including payment of the Senior Secured Notes,

o our ability to attract and retain members, which depends on competition, market acceptance of new and existing sports and fitness clubs and services, demand for sports and fitness club services generally and competitive pricing trends in the sports and fitness market,

o    our ability to successfully develop new sports and fitness clubs,

o disputes or other problems arising with our development partners or landlords,

o changes in economic, competitive, demographic and other conditions in the geographic areas in which we operate, including business interruptions resulting from earthquakes or other causes,

o    competition,

o    changes in personnel or compensation, and

o    changes in statutes and regulations or legal proceedings and rulings.

         We will not update forward-looking statements even though our situation may change in the future.



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                                TABLE OF CONTENTS



QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING......................8
   The Annual Meeting..........................................................8
   Voting and Proxy Procedures.................................................8
   Quorum and Required Votes..................................................10
   The Series D Preferred Transaction.........................................12

PROPOSAL ONE - APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE
SERIES D CONVERTIBLE PREFERRED STOCK..........................................12
   Background of the Transaction and Reasons Why We Undertook the Series D
   Preferred Private Placement................................................12
   Description of the Proposal................................................14
   Summary of the Material Terms of the Series D Preferred Private Placement
   and Series D Preferred.....................................................14
   Rationale for the Proposal.................................................16
   Effect of Adoption of Proposal.............................................17
   Recommendation of the Board of Directors...................................17

PROPOSAL TWO - APPROVAL OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK......................17
   Description and Rationale of the Proposal..................................17
   Recommendation of the Board of Directors...................................18

PROPOSAL THREE - ELECTION OF CLASS I AND CLASS III DIRECTORS..................18
   Recommendation of the Board of Directors...................................19

INFORMATION ABOUT OUR DIRECTORS AND OFFICERS..................................20
   Directors and Executive Officers...........................................20
     Nominees for Directors...................................................20
     Directors with Terms Expiring in 2005....................................21
     Executive Officers.......................................................22
   Meetings and Committees of Our Board of Directors..........................22
   Communications with Our Board of Directors.................................23
   Section 16 Compliance......................................................24
   Code of Ethics.............................................................24
   Compensation of Our Executive Officers.....................................25
     Option Grants, Exercises and Year-End Values.............................26
     Unexercised Stock Options and Fiscal Year-End Option Values..............26
     Employment Agreements....................................................26
   Compensation of Our Directors..............................................27
   Report of Compensation Committee...........................................27
   Report of Audit Committee..................................................29

STOCK OWNERSHIP...............................................................31


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................33

INFORMATION ABOUT THE COMPANY.................................................35
   Independent Certified Public Accountants...................................35
   How Our Stock Has Performed Over the Past Several Years....................36

OTHER INFORMATION.............................................................37
   Submission of Stockholder Proposals........................................37
   Annual Report on Form 10-K/A...............................................37

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APPENDICES....................................................................38
   Appendix A - First Amended and Restated Charter of the Audit Committee.....39
   Appendix B - Code of Ethics for Senior Financial Officers..................44
   Appendix C - Code of Business Conduct for Board of Directors...............48
   Appendix D - Proxy Card....................................................52



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            QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING


The Annual Meeting


Why did you send me this Proxy Statement?

         We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. This question and answer section summarizes selected information contained elsewhere in this Proxy Statement, but may not contain all of the information that is important to you. We urge you to read the entire Proxy Statement carefully, including the attached appendices.

         You do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

When and where is the Annual Meeting?

         The 2004 Annual Meeting of Stockholders of The Sports Club Company, Inc. will be held on Tuesday, October 19, 2004, at 10:00 a.m., PDT, at The Sports Club/LA - Los Angeles, 1835 Sepulveda Boulevard, Los Angeles, California.

What am I being asked to vote upon?

         You are being asked to approve (i) the issuance and listing on the American Stock Exchange (the "AMEX") of all shares of Common Stock issuable upon conversion of a newly created series of Preferred Stock designated Series D Convertible Preferred Stock, (ii) the amendment of our Restated Certificate of Incorporation to increase the authorized Common Stock from 40,000,000 shares to 80,000,000 shares; (iii) the election of two Class I and two Class III directors to serve until the 2007 and 2006 annual meetings, respectively; and (iv) any other matter that may properly come before the meeting, including any adjournment(s) of it.


Voting and Proxy Procedures

Who may vote at the meeting?

         Only stockholders of record at the close of business on September 24, 2004, the Record Date for the meeting, are entitled to receive notice of and to participate in our Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the Common shares that you held on that date and all of the Common shares that are issuable upon conversion of Series B Preferred, Series C Preferred and Series D Preferred at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of the holders of The Sports Club Company stock?

         Each share of our Common Stock that you own entitles you to one vote. Each share of Series B Preferred, Series C Preferred and Series D Preferred carries voting rights equivalent to the number of shares of Common Stock issuable upon conversion. Currently, we have (i) 18,783,744 shares of Common Stock outstanding, (ii) 10,500 shares of Series B Preferred outstanding, which is convertible into 3,636,833 shares of Common Stock at a conversion price of $2.8871 per share;
         (iii) 5,000 shares of Series C Preferred outstanding, which is convertible into 1,731,825 shares of Common Stock at a conversion price of $2.8871 per share; and (iv) 65,000 shares of Series D Preferred outstanding, which is convertible into 3,250,000 shares of Common Stock at a conversion price of $2.00 per share.

         Your proxy card indicates the number of shares that you owned as of the Record Date.

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


Who is soliciting my proxy?

         Our Board of Directors is soliciting proxies to be voted at the Annual Meeting.

How do I vote by proxy?

         Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

         If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named as proxies on your proxy card) will vote your shares as you have directed. Unless otherwise directed in the proxy card, your proxy will vote your shares as recommended by the Board as follows:

o FOR approval of the issuance and listing on the AMEX of all shares of Common Stock issuable upon conversion of the Series D Preferred;

o FOR amendment of the Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 40,000,000 to 80,000,000;

o    FOR election of two Class I and two Class III directors.

         If any other matter is presented, your proxy will vote in accordance with his/her best judgment. At the time this Proxy Statement went to press, we knew of no matters that needed to be acted upon at the Annual Meeting other than those discussed in this Proxy Statement.

May I change my vote after I have mailed my signed proxy card?

         Yes. You may change your vote at any time before your proxy is voted at the Annual Meeting. You can do this in one of three ways:

o First, you can send a written notice to our corporate secretary, stating that you would like to revoke your proxy.

o    Second, you can complete and submit a later-dated proxy card.

o Third, you can attend the meeting and vote in person. Your attendance at the Annual Meeting will not alone revoke your proxy-you must vote at the meeting.

         If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

What does it mean if I get more than one proxy card?

         It indicates that your shares are held in more than one account, such as two brokerage accounts registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted. We encourage you to register all of your brokerage accounts in the same name and address for better stockholder service. You may do this by contacting our transfer agent, American Stock Transfer & Trust Company, at 59 Maiden Lane, New York, New York 10038, Telephone: (212) 936-5100.



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



How do I vote in person?

         If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on September 24, 2004, the Record Date for voting.


Quorum and Required Votes

How many votes are needed to hold the meeting?

         A majority of the outstanding votes as of the Record Date must be represented at the meeting in order to hold the meeting and conduct business. This is called a quorum.

         Shares are counted as present at the Annual Meeting if:

o    The stockholder is present and votes in person at the meeting, or

o    The stockholder has properly submitted a proxy card, or

o    Under special circumstances, the stockholder's broker votes the shares.


Who will count the vote?

         The Sports Club Company's transfer agent, American Stock Transfer & Trust Company, will tally the vote of the Common Stock and the Secretary of the Company will tally the vote of the holders of all classes of Preferred Stock. Each tally will be reviewed and certified by our Inspector of Election.

Is my vote confidential?

         The Sports Club Company has a policy of vote confidentiality. Proxies, ballots and voting tabulations are available for examination only by the Inspector of Election and tabulators. Your vote cannot be disclosed to the Board or management of the Company except as may be required by law and in other limited circumstances.

How many votes must the proposal regarding the Series D Preferred transaction have to pass?

         The proposal must receive a "For" vote from a majority of the stockholders present and entitled to vote (other than votes of the Insider Stockholders) at the meeting to pass.

How many votes must the proposal regarding the amendment to the Restated Certificate of Incorporation have to pass?

         The proposal must receive a "For" vote from the holders of a majority of the voting power of the outstanding shares of Preferred Stock and Common Stock, voting together, and from the holders of a majority of the outstanding shares of Common Stock, voting separately.

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How many votes must the nominees have to be elected?

         We use the phrase "For" vote to mean a vote for a director. Directors will be elected by a plurality of votes, meaning that the directors with the greatest number of "For" votes in the election of directors will be elected.

What effect will abstentions and broker nonvotes have on the outcome of the voting?

         Proposal 1 - the issuance and listing on the AMEX of all shares of Common Stock issuable upon conversion of the Series D Preferred:

o This proposal requires the approval of a majority of the voting power of the shares of stock of the Company present and entitled to vote, excluding shares held by Insider Stockholders. Because abstentions are considered present and entitled to vote, they will have the same effect as votes against Proposal 1. On the other hand, broker nonvotes (i.e., shares that the beneficial owner does not vote, but which a broker exercises discretionary authority to vote on other matters but not on Proposal 1) are considered present, but not entitled to vote, and thus will have no effect on the outcome of Proposal 1.

         Proposal 2 - the amendment of our Restated Certificate of Incorporation to increase the authorized Common Stock from 40,000,000 to 80,000,000 shares:

o This proposal requires the approval of a majority of the voting power of the outstanding shares of all of the Company's stock voting together, and of the Common Stock, voting separately. Accordingly, abstentions and broker nonvotes will have the same effect as a vote against Proposal 2.

         Proposal 3 - the election of two Class I and two Class III directors:

o This proposal only requires a plurality vote. Therefore, abstentions and broker nonvotes will have no effect on the outcome of Proposal 3.

How are proxies solicited?

         Proxies may be solicited by mail, telephone, or other means by officers, directors and other employees of the Company. No additional compensation will be paid to these individuals in connection with proxy solicitations. The Company pays for distributing and soliciting proxies and reimburses banks, brokers and other custodians their reasonable fees and expenses for forwarding proxy materials to stockholders.

 Who can help answer my questions?

         If you would like additional copies of this Proxy Statement (which copies will be provided to you without charge) or if you have questions, including the procedures for voting your shares, you should contact:

         The Sports Club Company, Inc.
         11100 Santa Monica Boulevard, Suite 300
         Los Angeles, California 90025
         310-479-5200
         Attention: Lois Barberio


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The Series D Preferred Transaction

Who are the Insider Stockholders and what are their current relationships with the Company?

         The Insider Stockholders are Rex A. Licklider ("Licklider"), Millennium Entertainment Partners ("Millennium") and Kayne Anderson Capital Advisors, L.P. ("Kayne Anderson"), and their respective affiliates, each of whom is a director (or is affiliated with a director); in addition, Mr. Licklider is the Chief Executive Officer of the Company.

         In the aggregate, as of September 24, 2004, the Insider Stockholders own 17,368,302 shares of Common Stock (including the shares of Common Stock issuable upon the conversion of the Series B Preferred, Series C Preferred and Series D Preferred) or 63.38% of our total voting shares.

What did the Board of Directors do to make sure that the transaction consideration is fair?

         The Board of Directors formed a special committee, consisting of directors who are not, and have not been, officers or employees and were not affiliated with any parties to the proposed transaction, to evaluate and negotiate the proposal and to examine alternative transactions. The special committee independently selected and retained financial and legal advisors. The committee members are George Vasilakos and Andrew Turner. (See "Background of the Transaction and Reasons Why We Undertook the Series D Preferred Transaction.")

What does the Company's Board of Directors recommend?

         Our Board of Directors believes that the conversion price of the Series D Preferred is fair to, and in the best interests of, our stockholders other than the Insider Stockholders. The Board of Directors (with the Insider Stockholders and their representatives abstaining) has unanimously approved the issuance of Common Stock upon the conversion of Series D Preferred and unanimously recommends that you vote FOR the approval of the issuance of Common Stock upon the conversion of Series D Preferred. (See "Background of the Transaction and Reasons Why We Undertook the Series D Preferred Transaction" and "Rationale of the Proposal.")


                                    ********



PROPOSAL ONE - APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE SERIES D CONVERTIBLE PREFERRED STOCK



Background of the Transaction and Reasons Why We Undertook the Series D Preferred Private Placement

         Several years ago we made a strategic decision to focus exclusively on expanding The Sports Club/LA brand name in selected metropolitan markets in which management believes a high-end luxury sports and fitness club can effectively compete. Six (6) of The Sports Club/LA facilities have been opened within the past four years following the model of our flagship, The Sports Club/LA in West Los Angeles. The completion of The Sports Club/LA at these new sites has required significant financial resources. In addition, our current financing arrangements and level of operating cash flow make it difficult to secure the required financing to develop additional new sites. In 2002, in order to capitalize on The Sports Club/LA brand name, we developed a plan to operate smaller but decidedly upscale sports and fitness facilities in selected metropolitan areas throughout the country. In November 2002, we engaged an investment banking firm to assist in raising up to $50 million in private equity to

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

establish separate joint ventures for the development of smaller luxury sports and fitness complexes under The Sports Club/LA brand. Eventually, the scope of the investment banker's efforts was expanded to raise capital that would have allowed us to have funds that could have been used to develop additional Clubs, retire a portion of our Senior Secured Notes and complete a transaction to retire Common Stock so that we would no longer be a publicly traded company. At a special meeting of the Board of Directors on December 12, 2002, a special committee comprised of independent directors was appointed to explore strategic alternatives, including a possible "going private" transaction in which certain of our principal stockholders might participate. This committee then retained its own counsel and financial advisor to work with it.

         The first of the smaller clubs is The Sports Club/LA - Beverly Hills which opened October 7, 2003. The construction costs and working capital requirements during the preopening period for this new Club were approximately $10 million. We were unable to obtain a joint venture partner or other financing for this Club. However, we were able to secure mortgage financing on The Sports Club/LA - Orange County and used the proceeds from this loan to retire our prior bank credit facility and provide funds for The Sports Club/LA - Beverly Hills.

         The investment banking firm continued their efforts without success until February 2004, at which time it became apparent that we would not have sufficient funds to make the March 15, 2004 interest payment on our Senior Secured Notes. At that time, the Insider Stockholders offered to buy a total of 65,000 shares of Series D Preferred for $6.5 million to provide funds to meet the $5.7 million interest payment due March 15, 2004 on our Senior Secured Notes. The Board of Directors, with the Insider Stockholders abstaining, and the special committee approved the transaction, which closed in March 2004.

         After the first investment banking firm was unable to secure us additional capital, the Board of Directors realized that we needed to develop a plan to generate adequate funds to be able to retire a significant portion of our Senior Secured Notes that are due in March 2006, and be in a position to secure new financing for the remaining outstanding balance. To help in this effort we engaged the services of a second investment banking firm in April 2004, to act as our exclusive agent in any such transaction. However, no such transaction could be consummated prior to September 15, 2004, the due date for the semi-annual interest payment on our Senior Secured Notes. In the absence of new financing we did not have sufficient cash available to make the interest payment and therefore, on September 14, 2004, we entered into a stock purchase agreement with three of our principal stockholders whereby we sold them an aggregate of 20,000 shares of a newly created class of securities, the Series E Preferred Stock (the "Series E Preferred"), for aggregate offering proceeds of $2.0 million. The holders of the Series E Preferred are entitled to receive accumulated dividends at an annual rate of $11.375 per share, paid prior and in preference to any dividends on the Series B Preferred, the Series C Preferred and the Series D Preferred. At our option dividends on the Series E Preferred may be paid in cash, out of funds legally available therefor, or additional shares of Series E Preferred. The Series E Preferred is redeemable at any time after May 31, 2006. In the event of any liquidation, winding up or dissolution of the Company, the holders of the Series E are entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of the Series B Preferred, the Series C Preferred, the Series D Preferred or Common Stock, an amount equal to $100.00 for each outstanding share of Series E Preferred, plus any accrued or declared but unpaid dividends. The holders of the Series B Preferred, the Series C Preferred, the Series D Preferred and the disinterested members of our Board of Directors approved the Series E Preferred transaction. The Series E Preferred carries no voting rights and is not convertible into shares of Common Stock and therefore we were not required to obtain stockholder or AMEX approval.

          On September 13, 2004, the AMEX informed us that we are not in compliance with certain of their continued listing standards as set forth in the AMEX Company Guide. Specifically, our stockholders' equity is less than $2 million, and we have reported net losses in two of our most recent fiscal years, in violation of Section 1003(a)(i); our stockholders' equity is less than $4 million, and we have sustained losses in three of our four most recent fiscal years, in violation of Section 1003(a)(ii); and we have sustained losses which are so substantial in relation to our overall operations or our existing financial resources, or our financial condition has become so impaired, that it appears questionable, in the opinion of the exchange, whether we will be able to continue operations or meet our obligations as they mature, in violation of
Section 1003(a)(iv). In order to maintain listing of our Common Stock on the AMEX, we must submit a plan by October 14, 2004, advising the exchange of action we have taken, or will take, that would bring us into compliance with the applicable listing standards. If the AMEX does not accept our plan, or, even if accepted, we are not in compliance with the continued listing standards at the end of the 18-month period or do not make progress consistent with the plan during such period, the AMEX may initiate delisting proceedings with respect to our Common Stock. We are currently analyzing specific actions that we may take in response to the notice from the AMEX and intend to submit a plan that we believe will be acceptable to the exchange. Such action may include the sale of one or more of our operating assets or other alternatives for raising additional capital in order to generate cash to repay all, or a substantial portion of, our Senior Secured Notes.


Description of the Proposal

         The Board is requesting that the stockholders approve the issuance of 3,250,000 shares of Common Stock upon conversion of our Series D Preferred sold in a private placement to the Insider Stockholders, as well as such additional shares of Common Stock that may be issued (a) pursuant to certain anti-dilution provisions of the Series D Preferred, and (b) upon conversion of additional shares of Series D Preferred that may be issued to holders in lieu of cash dividends. The Series D Preferred Private Placement closed on March 12, 2004 (the "Purchase Date"); the material terms of the Series D Preferred Private Placement and the Series D Preferred, respectively, are summarized below.


Summary of the Material Terms of the Series D Preferred Private Placement and Series D Preferred

         The Series D Preferred Private Placement. Pursuant to the terms and conditions set forth in the Stock Purchase Agreement dated March 10, 2004, we sold an aggregate of 65,000 shares of Series D Preferred to the Insider Stockholders, all of whom were "accredited investors" as defined in Regulation D under the Securities Act, for aggregate offering proceeds of $6.5 million. The Series D Preferred Private Placement was consummated on March 12, 2004. We used the net proceeds from the sale of the Series D Preferred for working capital and payment of the interest on our senior secured indebtedness.

         The Series D Preferred. The Series D Preferred constitutes a single series of preferred stock, authorized by the Certificate of Designation of Series D Convertible Preferred Stock (the "Certificate of Designation"), which is on file with the SEC as an exhibit to the Company's Form 8-K dated March 17, 2004. The shares of the Series D Preferred are fully paid and non-assessable. The following summary of the terms and provisions of the Series D Preferred does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our Restated Certificate of Incorporation and Certificate of Designation, respectively.

         Dividends. Holders of the Series D Preferred are entitled to receive, out of funds legally available therefor, accumulated dividends at the rate of 9% per annum, as adjusted for stock dividends, combinations or splits with respect to such shares. At our option, dividends may be paid in shares of Series D Preferred; the number of shares to be issued as a stock dividend may be determined by dividing the dollar amount of the cash dividend that would have been payable to such holder, by $2.00 (the "Original Series D Preferred Conversion Price"). No fractional shares will be issued for dividends, and we have the discretion to round down to the nearest whole share the number of shares of Series D Preferred payable in lieu of a cash dividend. All dividends are cumulative but shall not accrue interest. Prior to paying any dividend to the holders of the Series B Preferred, Series C Preferred or Common Stock, we must pay all accumulated but unpaid dividends to holders of the Series D Preferred.

         Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series D Preferred are entitled to receive, before any distribution of assets to holders of any Series B Preferred, Series C Preferred or Common Stock, liquidating distributions in the amount of $100 per share, plus any accrued but unpaid dividends. If, upon any such liquidation, dissolution or winding-up, the assets distributable to holders of the Series D Preferred, and any other series of Preferred Stock senior to or on parity with the Series D Preferred, are insufficient to pay fully such preferential amount, the holders of the Series D Preferred and of any such other series will share ratably in such assets in proportion to the amount of such stock owned by each such holder. After payment of the full amount of the liquidating distribution to which the holders of the Series D Preferred are entitled, such holders will not be entitled to participate in the distribution by us of any of our assets. The Company will be deemed to have liquidated, dissolved or wound-up if (a) it is acquired by another entity in connection with any reorganization, merger or consolidation (other than a merger effected exclusively for the purpose of changing our domicile), or (b) it sells all or substantially all of its assets and properties, unless our stockholders of record immediately prior to such acquisition or sale will, immediately following such transaction, hold at least 50% of the voting power of the surviving or acquiring entity. However, any transaction following which we are no longer subject to the reporting requirements under applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be deemed a liquidation under the Certificate of Designation.

         Conversion. The holders of the Series D Preferred have the right to convert each such share into fully paid and non-assessable shares of Common Stock, determined by dividing the Original Series D Preferred Issue Price ($100.00) by $2.00, subject to adjustment as described below (the "Conversion Price"). Each share of Series D Preferred shall automatically be converted into shares of Common Stock at the applicable Conversion Price (i) upon the consummation of a Qualified Secondary Offering (defined to be a public offering of shares of Common Stock at an issue price of at least $5.00 per share and generating gross cash proceeds of at least $50 million), (ii) at the time when the closing price of our Common Stock for 30 consecutive days exceeds $4.00 per share during the first 12 months after issuance or $6.00 per share thereafter, or (iii) upon the Company's obtaining the vote or consent of at least 85% of the then outstanding shares of Series D Preferred. These events are defined as Automatic Conversion Events. The Certificate of Designation provides that unless we obtain approval of our stockholders at a meeting thereof duly noticed and held, we may not issue shares of Common Stock to the holders of the Series D Preferred, whether upon conversion or otherwise, if the number of shares of Common Stock issuable upon such conversion would exceed 19.9% (the "Threshold Amount") of the aggregate number of shares of Common Stock issued and outstanding as of the Purchase Date.

         The applicable Conversion Price will be subject to adjustment upon the occurrence of any of the following events: (a) a stock split, subdivision, combination, recapitalization or other similar event or transaction, or (b) the sale or other issuance of shares of Common Stock at a price less than the then applicable Conversion Price. The Conversion Price will not be adjusted or otherwise affected upon the issuance of any Common Stock (i) upon conversion of any Series B Preferred or Series C Preferred, (ii) pursuant to our existing stock option or other written equity incentive programs, (iii) upon conversion of the Series D Preferred, (iv) to guarantors of our indebtedness, or to lenders, financial institutions or lessors in connection with commercial credit transactions that are approved by a majority of the disinterested members of the Board of Directors, (v) upon exercise of options, warrants, notes or other rights to acquire securities of the Company which were outstanding on the Purchase Date, (vi) pursuant to a stock split of the Common Stock or declared dividend or distribution on the Common Stock, (vii) for consideration other than cash in any business combination or any strategic or business alliance approved by a majority of the disinterested members of the Board of Directors, or (viii) issued as dividends under the Series B Preferred, Series C Preferred or Series D Preferred. If, at any time or from time to time, there is any reclassification of the Common Stock (other than a subdivision, combination, merger or sale of assets transaction provided for elsewhere in the Certificate of Designation), then provision shall be made so that the holders of the Series D Preferred shall thereafter be entitled to receive, upon conversion, the number and type of securities to which a holder of Common Stock would have been entitled upon any such recapitalization. In any event, any adjustment in the Conversion Price of the Series D Preferred is subject to the prior approval of the AMEX.

         Redemption. We may at our option, commencing six years from the date of issuance and provided we may lawfully do so, redeem, in whole or in part, the Series D Preferred. The redemption price shall be a cash payment equal to $100 per share, together with all accrued but unpaid dividends with respect to such shares up to and including the date set for such redemption.

         Protective and Voting Rights. Except as indicated below, the holders of the Series D Preferred have the right to one vote for each share of Common Stock into which the Series D Preferred is convertible, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of holders of the Common Stock. Such holders shall be entitled to notice of all stockholders' meetings in accordance with our Bylaws, and shall be entitled to vote, together with holders of Common Stock, with respect to any matter upon which holders of Common Stock have the right to vote. So long as at least 15% of the Series D Preferred shares are issued and outstanding, without the vote or consent of the holders of at least 85% of the then outstanding shares of Series D Preferred, we will not (a) alter or change the rights, preferences or privileges of the Series D Preferred, or (b) amend our Restated Certificate of Incorporation so as to adversely affect the rights of the Series D Preferred. In addition, so long as any Insider Stockholder holds at least 50% of the shares of Common Stock on an as-converted basis owned by such Person immediately after the issuance of the Series D Preferred, we will not, without the consent of all Insider Stockholders (a) permit any subsidiary to issue stock other than to us; (b) effect any voluntary dissolution, wind-up, liquidation or merger unless approved by a majority of the disinterested members of the Board of Directors; (c) with certain exceptions, repurchase or redeem any securities;(d) enter into a material transaction with any of our officers unless approved by a majority of the disinterested members of the Board of Directors; (e) change our principal line of business; (f) make acquisitions or investments in excess of certain defined thresholds; (g) incur indebtedness in excess of $20 million or enter into a lease in excess of $5 million unless authorized in the budget or business plan approved by the Board of Directors; (h) increase available stock options or issue more than 100,000 new options to a single employee; (i) hire or fire our Chief Executive Officer; and (j) take any action that would cause our Common Stock not to be registered with the SEC or listed or quoted on any securities exchange or quotation system.

         Information, Registration and Other Rights. At any time, at the request of the holders of a majority of the then outstanding Series D Preferred, we have agreed to file with the SEC a registration statement providing for the registration of, and the sale on a continuous or delayed basis by such holders of, all Common Stock issuable upon conversion of the Series D Preferred, pursuant to Rule 415 under the Securities Act. In addition, if we propose to register any class of security on any form for the general registration of securities under the Securities Act (other than shares issuable (a) in connection with compensation, stock option or other similar plan, (b) in exchange for securities or assets of, or in connection with any merger or consolidation with, any other entity, or (c) in exchange for other securities of the Company), then we will permit holders of Series D Preferred to include shares of Common Stock issuable upon conversion thereof in such registration statement. All expenses related to any such registrations shall be borne by us. We have agreed to make and keep public information available pursuant to Rule 144(c) under the Securities Act; file with the SEC in a timely manner all reports and other documents required of us under the Securities Act and the Exchange Act; and furnish any holder of Series D Preferred with certain financial and other reports and documents filed by us.

         The Insider Stockholders and we have agreed that our Board of Directors shall consist of seven directors, at least three of whom shall be independent directors. Each of the Insider Stockholders shall be entitled to designate one director and Millennium shall have the right to approve one of the three independent directors.


Rationale for the Proposal

         Because our securities are listed on the AMEX, the Company is subject to that exchange's rules and regulations. One such rule, Section 713, provides that absent stockholder approval, no listed company (such as the Company) may issue, in a private placement or other non-public offering, any Common Stock or other securities convertible into Common Stock if such stock, upon issuance, would possess voting power equal to or in excess of 20% of the voting power outstanding immediately prior to such issuance. If the conversion price of the Series D Preferred remained at $2.00 per share, then an aggregate of 3,250,000 shares of Common Stock would be issuable, representing approximately 17.45% of the aggregate number of shares of our Common Stock, which were outstanding as of March 15, 2004. Under these circumstances, it would not be necessary to obtain stockholder approval, as required by the AMEX.

          However, as noted above, the Conversion Price of the Series D Preferred may be adjusted downward (thereby resulting in a greater number of shares of Common Stock to be issued) if we were to sell additional securities at a price less than the initial Conversion Price of $2.00 per share. In addition, because we have the option of paying dividends in additional shares of the Series D Preferred (rather than cash), additional shares of Common Stock may be issued in the future. In light of the foregoing, we believe it is possible that the 20% threshold will be exceeded in the future. Accordingly, we are asking our stockholders to approve this Proposal so that all shares of Common Stock issuable upon conversion of the Series D Preferred will be eligible for listing on the AMEX.

          If the stockholders do not approve this Proposal, and if we were required, pursuant to the terms of the Series D Preferred, to issue shares of Common Stock which exceeded the 20% threshold, our shares would be subject to delisting. Because the listing requirements of both the New York Stock Exchange and NASDAQ contain virtually identical requirements regarding issuances of common stock that exceed the 20% threshold, we would not be able to effect the listing of our Common Stock on either of those exchanges. In such event, the liquidity of the Common Stock would be severely restricted by certain requirements imposed on broker-dealers by the SEC, which could, in turn, have a material adverse effect on the market value of the Common Stock.

Effect of Adoption of Proposal

         The issuance of the Common Stock upon conversion of the Series D Preferred will be dilutive to the interests of the holders of the currently outstanding shares of Common Stock. If the Conversion Price remains at $2.00 per share, then an aggregate of 3,250,000 shares (or approximately 17.45% of the issued and outstanding Common Stock as of March 15, 2004) will be issuable. If the Conversion Price is adjusted downward pursuant to the anti-dilution provisions of the Series D Preferred, or if we choose to pay dividends in additional shares of Series D Preferred, then additional shares of Common Stock would be issuable upon conversion, causing even greater dilution to existing holders. Such dilution may have an adverse effect on the market price of the Common Stock.


Recommendation of the Board of Directors

         A majority of the votes of all shares of Common Stock, Series B Preferred, Series C Preferred and Series D Preferred that are present, and entitled to vote, at the meeting will be necessary to adopt the Proposal. The Insider Stockholders, who together own all of the outstanding shares of the Series D Preferred and certain of our Common Stock, Series B Preferred and Series C Preferred, will not be allowed to vote on this proposal. The Board of Directors unanimously recommends that each stockholder vote "FOR" the approval of this Proposal.



                                    ********



  PROPOSAL TWO - APPROVAL OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK


Description and Rationale of the Proposal

         Our Restated Certificate of Incorporation authorizes 41,000,000 shares of outstanding stock, forty million of which are designated as Common Stock. On April 8, 2004, our Board of Directors approved an amendment to the Restated Certificate of Incorporation, subject to stockholder approval, to increase the authorized number of shares of Common Stock from 40,000,000 to 80,000,000. The number of authorized Preferred Stock will remain unchanged at 1,000,000 shares. On September 24, 2004: 18,783,744 shares of Common Stock were issued and outstanding; 1,743,833 shares were reserved for issuance of outstanding options; 2,120,906 shares were reserved for future grants under existing option plans; 8,618,658 shares were reserved for issuance upon conversion of our outstanding Series B Preferred, Series C Preferred and Series D Preferred; and 2,290,973 shares are held by us as Treasury Stock.

         Our Board of Directors has determined that it is in our stockholders, and our best interests to amend our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to 80,000,000. Each additional share of Common Stock will have the same rights and privileges as each share of currently authorized Common Stock. The Board of Directors believes the increase is essential in that it will provide us with greater flexibility in strategic planning and financing of our business operations. The shares will be available for issuance from time to time by our Board of Directors without further action by the stockholders (except to the extent required by law or by the rules of the AMEX), for proper corporate purposes, including but not limited to, financings, compensation plans, acquisitions, stock dividends and stock splits. We presently do not have any agreement or other arrangement for any financing involving the issuance of additional shares of Common Stock and there is no assurance we will enter into any equity financing arrangement. Furthermore, the increase in authorized shares could provide a source of financial liquidity to the Company by direct sale of Common Stock or other securities convertible into Common Stock. Currently, we have no specific plans for the use of the additional 40,000,000 shares.

         The proposed increase in the authorized shares of Common Stock could have a number of effects on our stockholders, depending upon the circumstances of any actual issuance of stock. The issuance of additional shares of Common Stock could have the effect of diluting earnings per share, voting power and shareholdings of current stockholders. The Board of Directors has not proposed the increase in the amount of authorized shares with the intention of discouraging tender offers or takeover attempts of the Company; however, such increase could have the effect of making it more difficult for a third party to acquire control of us. Likewise, the issuance of additional shares to certain persons affiliated with us (such as the Insider Stockholders) could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of others.

         If our stockholders approve the increase to our authorized shares of Common Stock, we will file an amendment to our Restated Certificate of Incorporation with the Secretary of the State of Delaware effecting the increase in the authorized shares.


Recommendation of the Board of Directors

         The affirmative vote of a majority of the voting power of the outstanding shares of Preferred Stock and Common Stock, voting together, and of the holders of a majority of the outstanding shares of Common Stock, voting separately will be necessary to adopt the Proposal. The Insider Stockholders have indicated their intention to vote "FOR" the Proposal. The Board of Directors unanimously recommends that each stockholder vote "FOR" the approval of this Proposal.



                                    ********



          PROPOSAL THREE - ELECTION OF CLASS I AND CLASS III DIRECTORS

         Our Board Of Directors is divided into three classes, namely Class I, Class II and Class III directors, as equal in size as possible. One class is elected at each annual meeting to serve for a three-year term. Our Bylaws provide that we have at least five but not more than nine directors, with the exact number to be fixed by resolution of the Board. The authorized number is currently fixed at seven. The current term of each class of directors expires as follows:

         Class I directors  -       2004 Annual Meeting;

         Class II directors -       2005 Annual Meeting; and

         Class III directors-       2003 Annual Meeting.

         We did not hold an annual meeting of stockholders in 2003. Accordingly, the members of both Class I and Class III will be elected at our 2004 Annual Meeting, to serve until the annual meetings of stockholders to be held in 2007 and 2006, respectively, and until their successors have been elected and qualified.

         Andrew L. Turner and Christopher M. Jeffries currently serve as Class I directors. Mr. Turner is an independent director and currently serves as Chairman of the Compensation Committee of the Board of Directors. Mr. Jeffries is an affiliate of Millennium and currently serves as one of Millennium's designees on the Board as provided for under the terms of the Series D Preferred transaction. (See "Summary of the Material Terms of the Series D Preferred Private Placement and Series D Preferred.")

         D. Michael Talla, our Chairman of the Board, and Rex A. Licklider, our Chief Executive Officer, currently serve as Class III directors. Mr. Licklider serves as the designee of Licklider on the Board of Directors as provided for under the terms of the Series D Preferred transaction. (See "Summary of the Material Terms of the Series D Preferred Private Placement and Series D Preferred.")

         Each of these individuals has consented to serve for a three-year term.

         Our other three directors will continue to serve until the expiration of their terms in 2005.

         Unless the stockholder withholds authority, it is the intention of the person(s) named in the enclosed proxy card to vote for the nominees listed and, in the event any nominees are unable or decline to serve, to vote for the balance of the nominees and for any substitutions selected by the Board of Directors, or in the case of the nominees designated by the Insider Stockholders, for the substitute designated by that Insider Stockholder.

         If any director resigns, dies or is otherwise unable to serve out his or her term, or if the Board increases the number of directors, the Board may appoint, and in the case of a director designated by an Insider Stockholder, the Insider Stockholder may designate, a director to fill the vacancy until the expiration of the term of that director.


Recommendation of the Board of Directors

         There is no cumulative voting and directors will be elected by a plurality of votes cast at the Annual Meeting either in person or by proxy, meaning that the two Class I and the two Class III nominees with the greatest number of "FOR" votes will be elected as Directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

         As part of the purchase of the Series D Preferred, the Insider Stockholders agreed to vote all their shares in favor of the election of one director designated by each of them and one additional director who must be independent, to be designated by Millennium. By virtue of the combined holdings of the Insider Stockholders, the persons designated by them are assured of election. Messrs. Jeffries and Licklider are both designees of the Insider Stockholders. The Board nonetheless unanimously recommends that you vote "FOR" the election of each of the nominees.

                  INFORMATION ABOUT OUR DIRECTORS AND OFFICERS


Directors and Executive Officers

Nominees for Directors

D. Michael Talla
Age 58
Chairman of the Board

         Mr. Talla began developing sports and fitness clubs in 1977 when he co-founded our predecessor non-public company. He has served as Chairman of the Board since the inception of our public company in 1994, and served until July 1999 as our Chief Executive Officer. From February 2000 until March 2004, Mr. Talla held the position of Co-Chief Executive Officer with Mr. Licklider. Since 1978, Mr. Talla has owned Talla Development Company and West Hollywood Development Company, both real estate holding companies with properties in California and Nevada. He has served on the Board of Trustees for the Curtis School in Brentwood, California; West L.A. Little League; For Kids Only Foundation; American Youth Soccer Association and Los Angeles Youth Programs.


Rex A. Licklider
Age 61
Vice Chairman and Chief Executive Officer
Director designated by Insider Stockholder

         Mr. Licklider has served as Vice Chairman of the Board since 1994 and was appointed Co-Chief Executive Officer in February 2000 and Chief Executive Officer in March 2004. Previously, Mr. Licklider served as a consultant to us for strategic and financial planning. He founded Com Systems, Inc., a publicly traded long-distance telecommunications company, and at various times between 1975 and April 1992 served as its Chairman, President and Chief Executive Officer. Since January 1993, Mr. Licklider has been a member of the Pentium Group, an entity investing, and often taking a management role, in early stage and turn around/growth businesses. He is a director of The Learning Network, Inc. and Deckers Outdoor Corporation. He also serves on the Board of Directors of The Children's Bureau of Southern California, The Achievable Foundation, and For Kids Only Foundation.


Andrew L. Turner
Age 57

         Mr. Turner has been a director since 1994. Mr. Turner currently serves as Chairman of the Board for Enduracare Therapy Management, the nation's largest privately held contract physical therapy company. He also serves on the Board of Directors for Watson Pharmaceuticals, Inc., a New York Stock Exchange traded pharmaceutical manufacturing company. From 1989 until August 2000, Mr. Turner served as Chairman of the Board and Chief Executive Officer of Sun Healthcare Group, Inc., a New York Stock Exchange traded health care services provider. In October 1999, Sun Healthcare Group, Inc. filed voluntary petitions with the U.S. Bankruptcy Court to reorganize under Chapter 11 of the Federal Bankruptcy Code.

Christopher M. Jeffries
Age 54
Director designated by Insider Stockholder

         Christopher M. Jeffries became a member of the Board of Directors in April 2004. Mr. Jeffries has founded, owned and managed several real-estate development companies. He founded Millennium Partners in 1990 to meet the lifestyle demands of affluent urbanites by creating luxury mixed-use properties in the New York marketplace. The Millennium portfolio now includes projects in New York, Boston, Washington D.C., Miami and San Francisco. Mr. Jeffries graduated from Columbia College in 1968 and the University of Michigan Law School in 1972. As part of the sale of the Series D Preferred in March 2004, we agreed that Millennium has the right to designate two directors (one of whom must be independent) to serve on our Board of Directors. Mr. Jeffries is a principal of Millennium and is currently serving as one of Millennium's two designees pursuant to this agreement.



Directors with Terms Expiring in 2005

George J. Vasilakos
Age 66

         Mr. Vasilakos has been a director since June 2002. Since January 1993, Mr. Vasilakos has been a member of the Pentium Group, an entity investing, and often taking a management role, in early stage and turn around/growth businesses. He was a principal and served as the Chief Executive Officer of Golden Tel, the largest payphone provider in Nevada, which was sold in 1998. Currently, Mr. Vasilakos serves as Chief Executive Officer for The Learning Network, Inc., an e-learning company, and DiTronics, LLC, a provider of Automated Teller Machine services. He has served as a member of the Board of Directors and Executive Committee for the long distance industry trade association, COMPTEL, and on the advisory committees for the masters programs in telecommunications at Colorado University and Golden Gate University.


Charles A. Norris
Age 58
Director designated by Insider Stockholder

         Mr. Norris was elected to the Board of Directors in August 2002. Mr. Norris currently serves as Chairman of the Board of Directors of Glacier Water Services, Inc. Previously, Mr. Norris was President of McKesson Water Products Company and a Senior Vice President of McKesson Corporation. He is past President and served on the Board of Directors and Executive Committee of the International Bottled Water Association. Mr. Norris is also a member of the Board of Directors of the AEM/DC Sports, a mid sized auto after market company. As part of the sale of the Series D Preferred in March 2004, we agreed that Kayne Anderson, one of the three principal purchasers of the Series D Preferred would be entitled to designate one director to serve on our Board of Directors. Mr. Norris is currently serving as Kayne Anderson's designee pursuant to this agreement.


Charles J. Ferraro
Age 60
Director designated by Insider Stockholder

         Charles J. Ferraro became a member of the Board of Directors in April 2004. Mr. Ferraro has been with the Four Seasons Hotels and Resorts since 1980 and currently serves as its Senior Vice President of Operations with operating responsibilities in Texas, California, Hawaii, Washington, Florida, the Caribbean, Mexico, Central America and South America. Mr. Ferraro graduated from Paul Smith's College of Hotel and Restaurant Management. As part of the sale of the Series D Preferred in March 2004, we agreed that Millennium has the right to designate two directors (one of whom must be independent) to serve on our Board of Directors. Mr. Ferraro meets the criteria of "independent" as defined by the SEC and the AMEX and is serving as Millennium's independent designee pursuant to this agreement.



Executive Officers

Philip J. Swain
Age 47
President and Chief Operating Officer

         Philip J. Swain was appointed President and Chief Operating Officer in April 2003, having been our Senior Vice President of Operations since February 2000. Mr. Swain served as Vice President of Operations from 1994 until his promotion in 2000.


Nanette Pattee Francini
Age 55
Executive Vice President

         Ms. Pattee Francini began developing sports and fitness clubs in 1977 when she co-founded our predecessor non-public company. She has served as our Executive Vice President and has been responsible for overseeing all Branding/Marketing as well as new concept development since the inception of our public company in 1994. Ms. Francini served on the Board of Directors from 1994 until April 2004. She founded and is Chairman of the Board of Directors of For Kids Only Foundation. In 2003, Ms. Francini received the Golden Star Award from Big Brothers Big Sisters, and in 2004 she accepted the Visionary Award bestowed by the City of Beverly Hills.


Mark S. Spino
Age 50
Sr. Vice President of Development

         Mr. Spino was appointed Senior Vice President of Development in February 2000, having served as Vice President of Development since 1994.


Timothy M. O'Brien
Age 53
Chief Financial Officer

         Mr. O'Brien has been our Chief Financial Officer since February 1995 and since June 1995 has also served as Assistant Secretary. Mr. O'Brien is a Certified Public Accountant.


         Officers serve at the pleasure of the Board of Directors.


Meetings and Committees of Our Board of Directors

         During the year ended December 31, 2003, there were six meetings of the Board of Directors, six meetings of the Audit Committee and one meeting of the Compensation Committee. Each of the incumbent directors who was on the Board of Directors during 2003 attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served during his term of service on the Board of Directors.

         The rules of the AMEX generally require that a majority of the directors of a listed company be independent directors, that nominees for members of the Board of Directors must be selected or recommended either by a nominating committee comprised solely of independent directors or by a majority of independent directors on the Board, that the compensation of all officers must be determined or recommended to the Board for determination either by a compensation committee comprised of independent directors or by a majority of the independent directors on the Board and that the Chief Executive Officer may not be present during discussion of his compensation. However, a company in which over 50% of the voting power is held by a "group" (a "Controlled Company") is not required to comply with these general rules.

         The Insider Stockholders own Common Stock and various series of voting Preferred Stock, which in the aggregate, constitute 63.38% of the voting power of the Company. In connection with their purchase of the Series D Preferred on March 12, 2004, the Insider Stockholders entered into an Investors' Rights Agreement with us, which affords each of them certain consent rights with respect to the operation of the business. In addition, the Investors' Rights Agreement affords each of Licklider and Kayne Anderson the right to designate one director and affords Millennium the right to designate two directors, one of whom must be an independent director, in each case so long as certain specified Common Stock ownership thresholds are maintained. As a result of the provisions of the Investors' Rights Agreement, the Insider Stockholders are a group that holds over 50% of the voting power of the Company, within the meaning of the rules of the AMEX.

         We have determined that we are a Controlled Company and as such we are entitled to take advantage of the exemptions set forth above. Therefore, it is likely that nominations for members of our Board as well as officers' compensation will be determined by the entire Board and not solely by our independent directors.

         Both the SEC and the AMEX require that a public company maintain a permanent independent audit committee. The designation of a company as a Controlled Company does not negate this responsibility. The Board has appointed Messrs. Vasilakos, Turner and Norris (the Board has determined that all three gentlemen are independent and that Mr. Vasilakos, Chairman of the Audit Committee, is a "financial expert" as defined by the SEC) to the Audit Committee and has charged them with the responsibility of (i) reviewing our annual audit and appointing our independent auditors, (ii) reviewing our internal controls and financial management practices and (iii) implementing and maintaining procedures for the reporting and treatment of any complaints or concerns regarding accounting matters or otherwise as specified under the Sarbanes-Oxley Act of 2002.

         The Board has created two other permanent committees: Compensation and Nominating and Governance. The Compensation Committee, composed of Messrs. Turner, Vasilakos and Norris (Mr. Brian Collins also served on this committee until his resignation in April 2004), recommends to the Board of Directors compensation for key employees, oversees the management bonus program, and administers our stock incentive plans. The Nominating and Governance Committee, comprised of Messrs. Norris, Vasilakos and Turner, insures that the Board of Directors meets its fiduciary responsibilities to our stockholders and that we are in full compliance with standard governance policies and procedures. Additionally, in December 2002, the Board created the special committee, whose responsibilities and activities are discussed elsewhere in this Proxy Statement.

         A written charter approved by the full Board of Directors governs each of our three permanent committees. These charters form an integral part of our corporate governance program and a copy of the Audit Committee Charter, as currently in effect, is attached to this Proxy Statement as Appendix A. The Board has determined that each current committee member is an independent director. We do not have specific written qualifications or set nominee criteria for Board selection, and though we would consider a director candidate proposed by a shareholder, with the exception of designees of the Insider Stockholders we have no established procedures or processes for the submission of such a candidate.


Communications with Our Board of Directors

         We encourage open and direct communications by our stockholders with our Board of Directors. Stockholders wishing to communicate with Board members may send such correspondence to us, attention of our Compliance Officer, 11100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025. Such communications will be forwarded promptly to the Board member in question, unless such communication does not relate to our business or the functioning or constitution of the Board or its committees, is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Compliance Officer has the authority to discard the communication or forward the communication to our legal counsel for appropriate action.


Section 16 Compliance

         Under Section 16(a) of the Securities Exchange Act of 1934 our directors, executive officers and any persons holding more than 10% of our Common Stock (who we refer to as "Reporting Persons") are required to report their initial ownership and any subsequent changes in that ownership to the SEC. Such Reporting Persons are also required to furnish us with copies of all
Section 16(a) forms they file. Specific due dates for these reports have been established and we are required to identify all Reporting Persons who failed to timely file these reports.

         To our knowledge, based solely on review of copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year-ended December 31, 2003, all the Reporting Persons complied with applicable filing requirements, except:

o D. Michael Talla, a director, did not timely file a Form 4 relating to a March 18, 2003 transaction.

o Rex A. Licklider, a director and executive officer, did not timely file a Form 4 relating to an April 8, 2003 transaction.

o Philip J. Swain, an executive officer, did not timely file a Form 4 relating to an April 8, 2003 transaction.

o Millennium did not timely file Forms 4 with respect to various transactions that occurred in 2001 and 2002.

         Each individual subsequently filed the required report.


Code of Ethics

         On July 23, 2004, the Board of Directors approved a written code of ethics that applies to our principal executive officers, principal financial officer, principal accounting officer and other persons performing similar functions. This code of standards fulfills the requirements recently imposed by the SEC and covers such topics as conflict of interest, confidentiality, compliance with legal requirements and other business ethics subjects. The Board of Directors also adopted a Code of Business Conduct for its members. This code of conduct seeks to guide our Board members in (i) recognizing and dealing with ethical issues, (ii) fulfilling their fiduciary and oversight responsibilities and (iii) establishing and maintaining mechanisms for reporting by our employees of unethical conduct. We intend to post both of these codes on our website www.thesportsclubla.com in connection with our investor relations materials, and copies of these codes are attached to this Proxy Statement as Appendix B and Appendix C, respectively. We further intend to promptly disclose on our website
(i) the nature of any amendment to these codes and (ii) the nature of any waiver, including an implicit waiver, from a provision of our codes that is granted to one of these specified officers, the name of such person who is granted the waiver and the date of the waiver. We presently rely on the written policies in our Employee Handbook, as well as informal policies and procedures, our directors' awareness of their fiduciary duties and our employees' understanding of their responsibilities to the Company and our stockholders to fulfill our duties as a public company. These policies may not adequately protect us from all conflict of interest situations; therefore, it is our intention in addition to the code of financial conduct and the code of business conduct to also adopt: (i) corporate governance principles that will establish oversight responsibilities for the conduct of our business and (ii) a code of standards that will expand our current Employee Handbook and define how all employees and directors will act in areas of professional conduct.

         To demonstrate our commitment to operating fairly and ethically, we currently require that each employee acknowledge receipt of our Employee Handbook, which sets forth, among other things, our professional standards requiring proper business conduct and confidentiality of proprietary information. We are currently in the process of finalizing a contract with an independent outside hotline provider and by the date of the Annual Meeting expect to have in place an anonymous avenue for the reporting of employee concerns relating to our financial reporting.


Compensation of Our Executive Officers

         The table below shows, for the last three fiscal years, the amount of compensation earned by the Chairman, Chief Executive Officer and the next four most highly compensated executive officers (the "Named Executive Officers"). The current salaries of such executive officers are described below under "Employment Agreements."


                                                                                    Long-Term
                                                                                  Compensation
                                                                                     Shares            All Other
                                                   Annual Compensation             Underlying         Compensation
 Name & Position             Year              Salary($)          Bonus($)        Option Awards          ($)(a)
----------------             ----              --------           --------        -------------      -------------
D. Michael Talla..........   2003                200,000(b)        --                  --                15,281
  Chairman of the            2002                200,000(b)        --                  --                17,814
  Board and former           2001                240,000(b)        --               115,000              17,979
  Chief Executive
  Officer

Rex A. Licklider..........   2003                200,000           --                  --                 11,321
  Chief Executive            2002                200,000           --                  --                 14,184
  Officer and Vice           2001                240,000           --               115,000               14,613
  Chairman of the Board

Philip J. Swain...........   2003                160,000           --                  --                 14,885
 President and Chief         2002                160,000         20,000                --                 17,385
Operating Officer            2001                200,000           --                21,733               16,923

Nanette Pattee Francini...   2003                160,000           --                  --                  9,925
  Executive Vice             2002                160,000         20,000                --                 11,906
  President                  2001                200,000           --                21,733               12,195

Mark S. Spino.............   2003                160,000           --                  --                 14,291
  Senior Vice President      2002                160,000         20,000                --                 13,962
  of Development             2001                200,000           --                21,733               17,913

Timothy M. O'Brien........   2003                160,000           --                  --                 12,101
  Chief Financial Officer    2002                160,000         20,000                --                 15,953
  and Assistant Secretary    2001                200,000           --                21,733               17,913
----------

(a) Represents value of (i) amounts paid by us on behalf of the Named Executive Officer and dependents for medical and life insurance and (ii) our Common Stock contributed for the benefit of the Named Executive Officer under the 401(k) Profit Sharing Plan, based upon the December 31 closing market price each year of our Common Stock, on the AMEX.

      (b) Mr. Talla also receives, on an annual basis, 49.9% of the first $300,000 of The Sports Club/LA - Los Angeles' net cash flow. This amount is not included in Mr. Talla's compensation. (See "Certain Relationships and Related Transactions.")

Option Grants, Exercises and Year-End Values

         There were no option grants made to any Named Executive Officer during the last fiscal year.



Unexercised Stock Options and Fiscal Year-End Option Values

         None of the Named Executive Officers exercised stock options during the last fiscal year. The following table provides information with respect to unexercised stock options outstanding as of December 31, 2003.

                               Number of Shares Underlying              Value of In-the-Money
                              Unexercised Options at Fiscal         Unexercised Options at Fiscal
                                       Year-End(a)                           Year-End(b)
                            ------------------------------------ --------------------------------
                               Exercisable      Unexercisable        Exercisable    Unexercisable
Name                               (#)                (#)                ($)             ($)
----                        ---------------  -------------------- --------------- ---------------
D. Michael Talla........        326,667             38,333             -0-               -0-
Rex A. Licklider........         76,667             38,333             -0-               -0-
Philip J. Swain.........        212,756              7,244             -0-               -0-
Nanette Pattee Francini.        202,756              7,244             -0-               -0-
Mark S. Spino...........        202,756              7,244             -0-               -0-
Timothy M. O'Brien......        232,756              7,244             -0-               -0-
----------

(a)           All options were granted pursuant to one of our two Stock
              Incentive Plans.

(b) The closing price of our Common Stock on the AMEX on December 31, 2003 was $1.81. Since all options have been granted at prices above $1.81, there are no options considered to be in-the-money.



Employment Agreements

         The Company has no written employment agreements. Currently, our executive officers receive the following salaries:

      D. Michael Talla          Chairman of the Board                  $    -0-
      Rex A. Licklider          Chief Executive Officer                  200,000
      Philip J. Swain           President and Chief Operating Officer    180,000
      Nanette Pattee Francini   Executive Vice President                 160,000
      Mark S. Spino             Senior Vice President                    160,000
      Timothy M. O'Brien        Chief Financial Officer                  160,000

         On March 16, 2004, D. Michael Talla, founder and Chairman of the Board relinquished his position as Co-Chief Executive Officer. In light of this change, on September 9, 2004, the Compensation Committee determined that effective September 16, 2004, Mr. Talla would no longer receive a salary. Prior to September 16, 2004, Mr. Talla was receiving an annual salary of $200,000. We will continue to provide Mr. Talla and his dependents with Club privileges and medical and dental insurance through our group health insurance plan.

Compensation of Our Directors

         Our independent directors receive the following compensation:

o    Annual retainer fee of $12,000,
o    Annual retainer fee of $4,000 for each committee chair,
o    $1,000 for each Board and committee meeting attended,
o    Reimbursement of expenses for attending Board and committee meetings, and
o Annual option award of 2,000 shares under our 2001 Incentive Stock Plan (timing of such grant is at the discretion of the Board, and as of September 24, 2004 no option awards have been granted).

         Messrs. Turner, Vasilakos, Norris and Ferraro currently serve on the Board as independent directors. Prior to April 2004, compensation for services on the Board was given to non-employee directors. Therefore, Mr. Licklider received amounts due non-employee directors until his appointment as Co-Chief Executive Officer in February 2000; and until his resignation in June 2002, Mr. Dennison T. Veru also received amounts due non-employee directors. From 2001 through his resignation in 2004, Mr. Collins, because of his executive position with Millennium, waived all cash compensation. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board.

         In December 2002, Messrs. Turner and Vasilakos were appointed to a special committee, and in recognition of the added responsibilities and demands of the work to be performed by them, Messrs. Turner and Vasilakos received the following additional compensation: $1,000 for each meeting of the special committee attended in person, $500 for each telephonic meeting and $1,000 per day on which they devote a material portion of their business day to the affairs of the committee.

         Following are the amounts paid to all directors for each of the last three years:

                           Year                   Amount
                           ----                   ------
                           2001               $   56,863
                           2002                   68,502
                           2003                  112,675


         Prior to 2003, each non-employee director received an automatic annual award of 2,000 shares of our Common Stock granted under the Amended and Restated 1994 Stock Compensation Plan each November 15th. In 2003, only 6,000 shares remained available under the plan, and so each non-employee director received 1,500 shares and cash equal to the value of 500 shares. A total of 50,000 shares of Common Stock have been issued to directors pursuant to the plan and no additional shares are available under this plan.


Report of Compensation Committee

         The following report of the Compensation Committee (the "Committee") of the Board of Directors describes the philosophy, objectives and components of our executive compensation programs for 2003 and 2004 and discusses the determinations concerning the compensation for the Chief Executive Officer for these years. These factors are addressed separately below.

         The Committee consists entirely of directors who have never served as officers or employees of the Company or any of its subsidiaries. The members of the Committee are Andrew L. Turner (Chairman), Charles A. Norris and George J. Vasilakos.

         Compensation Philosophy. The Company's overall executive compensation philosophy is intended to achieve the following three results: (i) attract and retain key executives crucial to the long-term success of the Company; (ii) reward the achievement of the Company's strategic and operational goals and the creation of stockholder value; and (iii) equate fairly each executive's compensation with their individual performance, experience and responsibilities. The Committee also seeks to establish compensation policies that allow the Company to respond to changes in the business environment.

         The Committee evaluates the total compensation of the Chief Executive Officer and other executive officers in light of information regarding compensation practices at similar sized companies and other sports and fitness operators; however, that has not been the primary focus of the Committee in making compensation decisions. Historically, the Committee has not relied extensively on objective criteria in measuring individual performance and our past decisions concerning compensation have been primarily subjective decisions concerning the appropriate levels of compensation. In April 2004 however, the Committee approved a program that takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level of compensation for the Company's executive officers. For 2004, the most important quantitative factor in determining incentive compensation will be the Company's overall operating performance as measured against its operating budget.

         Compensation Components.

         Base Salaries. The Company currently has no employment agreements with its executive officers and their salaries are determined annually by the Committee. As part of this process, the Committee reviews the compensation packages offered by competitors; however, the Committee does not target a specific percentile range within the compensation structures of the Company's peer group companies in setting base salaries for executive officers. Instead, the Committee gives consideration to the performance, experience, responsibilities, management and leadership abilities of the Company's executive officers. In reviewing individual compensation of the executive officers (other than Mr. Licklider, the Chief Executive Officer), the Committee takes into account the views of Mr. Licklider. The Committee determined base salaries for all executive officers, other than for Mr. Licklider, in 2003 and 2004, based largely on Mr. Licklider's recommendations. Mr. Licklider does not participate in the deliberations involving his own compensation. With the exception of Philip J. Swain, no salary increases were given to any executive officer in 2002, 2003 or 2004. In January 2004, Mr. Swain received a $20,000 increase in base salary in recognition of his promotion to President and Chief Operating Officer.

         Stock Options. Currently, stock options are the Company's primary long-term incentive vehicle. Stock option awards have been made from time to time to persons who serve as middle and upper level managers, as well as to executive officers. Such options are generally granted at the prevailing market price of the Common Stock and vest over a period of time from the date of grant, and the optionee must be associated with the Company at the time of vesting in order to exercise the option. The size of the award has historically been based on position, responsibilities and individual performance. The Committee last awarded options in May 2001.

         Annual Bonus. No executive officer received a bonus for 2003 performance. In April 2004, the Committee approved the Corporate Management Bonus Plan in order to provide quantitative measures for award of bonuses for fiscal 2004. This performance plan and its potential bonus payments reflect the Committee's desire to provide the executives with an opportunity to earn bonuses based upon achieving or exceeding the Company's budgeted performance together with subjective assessments of the executive's individual project goals. Accordingly, the Committee believes this plan provides substantial incentives to the executives and managers who are in the best position to affect operating performance. For fiscal 2004, the Committee established a target bonus amount for each level of the management group based upon a percentage of the manager's annual base salary. The bonus payout amounts will be modified (either upwards or downwards) by the degree to which the Company's operating budget and personal performance goals are met.

         Other Compensation. Each executive officer is reimbursed for expenses incurred at our Clubs. The Company also provides medical and other fringe benefits generally available to other employees.

         Compensation of our Chief Executive Officer.

          Since 2002, Mr. Licklider's annualized base salary has remained at $200,000. The Committee continues to defer payment of the $75,000 bonus awarded to Mr. Licklider by the Board in February of 2001 until such time as the Company has achieved cash flow in excess of the amounts required to fund (i) operating activities, (ii) interest expense, (iii) start-up costs for new Clubs, (iv) maintenance and other capital expenditures and (v) debt service. Mr. Licklider did not receive a bonus for 2002 or 2003. Mr. Licklider holds an option to purchase 115,000 shares of the Company's Common Stock at a price of $3.01 per share. The Committee evaluated revenue and operating results for the prior year, the importance of providing the Chief Executive Officer with continuing incentives while controlling costs, and Mr. Licklider's contributions to the success of the Company in determining the cash and non-cash incentive compensation to be paid to him in 2004.


         Section 162(m).

          The Committee is aware of the limitations imposed by section 162(m) of the Internal Revenue Code on the deductibility of compensation paid to certain senior executives to the extent it exceeds $1 million per executive. We currently intend to recommend compensation amounts and plans that will result in all compensation payments being fully deductible pursuant to section 162(m).

                        Compensation Committee
                        Andrew L. Turner (Chairman)
                        Charles A. Norris
                        George J. Vasilakos

         The foregoing report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.


Report of Audit Committee

         The Audit Committee of the Board of Directors, which consists entirely of non-employee directors who meet the independence and experience requirements of the Securities and Exchange Commission and the AMEX, has furnished the following report on Audit Committee matters:

         The Audit Committee operates under a written charter, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee assists the Board in its oversight responsibilities, and as set forth in more detail in the charter, its primary obligations fall into these broad categories: (i) monitor the integrity of the Company's financial statements and reporting processes and systems of internal controls relating to financial disclosure,
(ii) monitor the Company's compliance with, and effectiveness of, its legal, regulatory and ethical programs, (iii) appoint, monitor and appraise the independence and performance of the outside accounting firm and (iv) provide an avenue of communication among the independent auditor, management and the Board of Directors.

         On July 6, 2004, following earlier discussions with management and KPMG LLP ("KPMG"), the Audit Committee dismissed KPMG as the Company's independent auditors pending KPMG's completion of its review of the condensed consolidated interim financial statements to be included in the Company's Form 10-Q for the quarter ended June 30, 2004. We filed our Form 10-Q for the period ending June 30, 2004 on August 16, 2004 and accordingly, KPMG was dismissed on August 16, 2004.

          KPMG audited the Company's consolidated financial statements for the two most recent fiscal years ended December 31, 2002 and December 31, 2003, respectively. During KPMG's engagement by the Company and in the subsequent interim period through August 16, 2004:

o KPMG's audit reports on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2002 and December 31, 2003, respectively, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except KPMG's report on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2003 and 2002, contained separate paragraphs stating (a) "as discussed in Note 2 to the consolidated financial statements, the Company restated its 2002 consolidated financial statements," (b) "as discussed in Note 4 to the consolidated financial statements the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002", and (c) "the Company has suffered recurring net losses, has working capital deficiency and has negative cash flows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

o The Company did not have any disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to KPMG's satisfaction, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

     In performing its audit of the Company's consolidated financial statements for the year ended December 31, 2003, KPMG noted a matter involving our internal controls that it considered to be a reportable condition. A reportable condition, which may or may not be determined to be a material weakness, involves matters relating to significant deficiencies in the design or operation of internal controls that, in KPMG's judgment, could adversely affect the ability to record, process, summarize and report financial data consistent with the assertions of management on the financial statement. The reportable condition, which was considered to be a material weakness, noted that the Company does not have adequate internal controls over the application of new accounting principles or the application of existing accounting principles to new transactions. Specifically, KPMG stated that during their quarterly review for the quarter ended March 31, 2003, they noted the Company had not properly accounted for private training revenues. In addition, during their 2003 audit, KPMG noted that the Company (i) was not properly accounting for the management arrangement for The Sports Club/LA - Miami, (ii) had not properly implemented Statement of Financial Accounting Standard No. 142, relating to goodwill and (iii) had not properly accounted for the accretion of dividends on Series C Preferred Stock. KPMG indicated that the Company enhance its financial and accounting personnel staffing levels or take other actions (i.e. attend training seminars on new accounting pronouncements) to ensure that the Company has appropriate resources to implement new accounting standards and apply existing accounting standards to new transactions.

         KPMG was provided with a copy of the above disclosures as it appeared in the Company's Form 8-K filing dated August 23, 2004, and a copy of KPMG's letter stating its agreement with the above is included as Exhibit 16.1 to that filing.

         In fulfilling its oversight responsibilities, the Audit Committee met with management and KPMG to review and discuss the December 31, 2003 consolidated financial statements. The Audit Committee also discussed with the independent auditors the matters required by Statement on Accounting Standards No. 61 (Communication with Audit Committees) that includes, among other items, information regarding the conduct of the audit of the Company's consolidated financial statements. The Audit Committee also received written disclosures from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG that firm's independence from the Company and its management. The Audit Committee has further considered the compatibility of the services provided by KPMG with that firm's independence.

         Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 to be filed with the Securities and Exchange Commission.

         On August 4, 2004, the Audit Committee held a meeting with KPMG and management to discuss the internal control issue and the corrective procedures to be implemented by the Company. Additionally, the Audit Committee is diligently pursuing the selection of a new auditing firm to serve as the Company's independent accountant. Once the determination is made the Company will announce the engagement of the new firm with the filing of a Form 8-K with the Securities and Exchange Commission.

                        The Audit Committee
                        George J. Vasilakos (Chairman)
                        Andrew L. Turner
                        Charles A. Norris

         The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

         As noted elsewhere in this Proxy Statement (See "Annual Report on Form 10-K/A"), we have amended our Annual Report on Form 10-K for the year ended December 31, 2003, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, to disclose certain corrective action management is implementing with respect to our internal accounting controls and procedures which responds to KPMG's observations.



                                 STOCK OWNERSHIP

         The following table shows the shares of our Common Stock beneficially owned as of September 24,2004 by our directors and Named Executive Officers. It also shows other individuals or entities that beneficially owned more than 5% of our Common Stock.


                                                                           Shares
                                                                          Issuable
                                                      Shares Issuable       upon
                                            Shares         Upon           Exercise     Shares Held   Total and Percent of
          Name and Address                  Owned      Conversion of     of Options       Under          Stock Ownership
       of Beneficial Owner(a)             Directly(b) Preferred Stock within 60 days(c)401-K Plan(d)   Number       Percent
       ----------------------             ---------   ---------------    ----------       ------     -----------   ---------

D. Michael Talla (e)..................     4,629,019      346,365          365,000        8,126      5,348,510       32.78
Nanette Pattee Francini (e)...........       256,107           --          210,000        4,086        470,193       32.78
Mark S. Spino (e).....................       227,969           --          210,000        6,030        443,999       32.78
Philip J. Swain (e)...................       112,164           --          220,000        6,002        338,166       32.78
Voting Trust (e)......................     5,225,259      346,365        1,005,000       24,244      6,660,868       32.78
Timothy O'Brien.......................         3,000           --          240,000        6,242        249,242        1.31
The Licklider Living Trust
  Dated May 2, 1986 ..................     2,055,132    1,192,730          115,000           --      3,362,862       16.74
Andrew L. Turner......................         7,500           --               --           --          7,500
                                                                                                                         *
Charles A. Norris (f).................         3,500      173,183               --           --        176,683       21.53
George J. Vasilakos...................       327,400           --               --           --        327,400        1.74
Christopher M. Jeffries (g)...........        29,000           --               --           --         29,000       42.28
Charles J. Ferraro....................            --           --               --           --             --
                                                                                                                         *
All Directors and Executive Officers as
  a Group (11 persons).................    7,650,791    1,712,278        1,360,000       30,486     10,753,555       49.20
Millennium (g)........................     6,243,749    2,942,730               --           --      9,186,479       42.28
Kayne Anderson Capital Advisors, L.P.
(f)....................................      797,128    4,136,833               --           --      4,933,961       21.53
----------

 *    Less than 1%

      (a) The address of all directors and executive officers is c/o The Sports Club Company, Inc., at 11100 Santa Monica Blvd., Suite 300, Los Angeles, California 90025.

     (b) Includes shares for which the named person is considered the owner because: 1. the named person has sole voting and investment power,
              2. the named persons' spouse has voting and investment power, or
              3. the shares are held by other members of the named persons' immediate family.

     (c) Includes shares that can be acquired through stock option exercises through November 23, 2004.

     (d) Includes shares issued pursuant to our 401(k) Profit Sharing Plan's discretionary match as of September 24, 2004.

     (e) Named persons share voting power pursuant to a voting agreement that requires each party to vote his or her shares in the manner determined by a majority of all holders. The agreement is effective until October 20, 2004, or until terminated by persons holding 66 2/3% of the shares of our Common Stock subject to the agreement. Each of the parties to the voting agreement effectively controls the voting of all shares held by the parties to the agreement, and, under SEC rules, are deemed beneficial owners of the shares subject to the agreement.

     (f) Kayne Anderson Capital Advisors, L.P. and several of their affiliates are owners of our Convertible Preferred Stock. Kayne Anderson is deemed to be the beneficial owner of the shares. Mr. Norris is also deemed to beneficially hold these shares because of his affiliation with Kayne Anderson. Mr. Norris' ownership has therefore been reflected (1) next to his name so that the table accurately reflects the share ownership of our officers and directors and (2) in the totals for Kayne Anderson so that Kayne Anderson's total accurately reflects their joint ownership as noted below. The address of all such entities is 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067.

              The Preferred Stock carries voting rights and is convertible into shares of Common Stock. The following table reflects the ownership of the Kayne Anderson affiliates as to outstanding Common Stock currently owned and Common Stock into which the Preferred shares are convertible:



                                               Outstanding
                                                   Common       Series B       Series D
                                                  Directly    Convertible    Convertible
                           Owner                    Held        Preferred     Preferred         Total
                           -----                    ----        ---------     ---------         -----
            Kayne Anderson Capital
                Advisors, L.P...............      793,628       3,073,990         --        3,867,618
             Ric Kayne......................         --           346,365         --          346,365
             Charles Norris.................        3,500         173,183         --          176,683
             Howard Zelikow.................         --            34,636         --           34,636
             David Shladovsky...............         --             8,659         --            8,659
             Arbco Associates, L.P..........         --            --           166,668       166,668
             Kayne Anderson Non-
                Traditional Investments, L.P.        --            --           166,666       166,666
             Kayne Anderson Select
                Investments A, L.P..........         --            --           166,666       166,666
                                                ---------     -----------    -----------  ------------
                  Total.....................      797,128       3,636,833       500,000      4,933,961
                                                =========     ===========   ===========   ============


     (g) Millennium Entertainment Partners and several of their affiliates are owners of our Common and our Preferred Stock. Millennium is deemed to be the beneficial owner of the shares. Mr. Jeffries because of his position with Millennium is also deemed to be a beneficial owner of these shares. Mr. Jeffries' ownership has therefore been reflected (1) next to his name so that the table accurately reflects the share ownership of our officers and directors, and (2) in the totals for Millennium so that Millennium's total accurately reflects their joint ownership as noted below. The address of all such entities is c/o Millennium Partners Management LLC, 1995 Broadway, New York, New York, 10023.

              The Preferred Stock carries voting rights and is convertible into shares of Common Stock. The following table reflects the ownership of the Millennium affiliates as to outstanding Common Stock currently owned and Common Stock into which the Preferred shares are convertible:



                                                  Outstanding
                                                    Common        Series C       Series D
                                                   Directly      Convertible    Convertible
                              Owner                  Held         Preferred      Preferred          Total
                              -----                  ----         ---------      ---------          -----
                   Christopher M. Jeffries...        29,000          --             --               29,000
                   Millennium Partners LLC...     2,253,863          --             --            2,253,863
                   Millennium Development
                    Partners L.P.............       978,900          --             --              978,900
                   MDP Ventures I LLC........        72,100          --             --               72,100
                   MDP Ventures II LLC.......     2,284,886        692,730        2,250,000       5,227,616
                   Millennium Entertainment
                    Partners L.P.............       625,000          --             --              625,000
                                                 ----------     ----------     ------------   -------------
                                                  6,243,749        692,730        2,250,000       9,186,479
                                                 ==========     ==========     ============   =============




                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         From time to time we have entered into transactions with our officers, directors and stockholders. We believe that each of the following transactions has been on terms no less favorable to us than could have been obtained from unaffiliated third parties. All transactions between any of our directors or officers and us are subject to the approval of the disinterested directors.

         Millennium. Millennium is a partner in the Reebok-Sports Club/NY partnership as well as the landlord of the building in which Reebok Sports Club/NY is located. Reebok-Sports Club/NY partnership pays rent to Millennium in the amount of $2 million per year, and the partnership agreement provides for a first priority annual distribution of $3 million to Millennium. We are entitled to certain additional priority distributions and 60% of the remaining cash flow. Millennium's partnership interest entitles them to 20% of such remaining cash flow.

         In June 1997, we issued to Millennium 2,105,263 shares of our Common Stock in exchange for $10 million. In December 1997, we sold 625,000 shares of Common Stock to Millennium for $5 million. We also granted to Millennium certain registration and preemptive rights regarding its shares.

         We have entered into leases with Millennium relating to The Sports Club/LA - San Francisco, The Sports Club/LA - Washington, D.C. and The Sports Club/LA - Boston. On March 27, 2001, the leases were amended with Millennium's landlord contribution increasing by $16.5 million in exchange for additional rent payments. In addition, after we receive a management fee equal to 6% of all revenues, an amount equal to our capital investment in the Boston and Washington D.C. Clubs and an 11% annual return on the capital investment and an amount equal to our operating investment in each Club and a 10% annual return on the operating investment, Millennium is entitled to receive a percentage of all additional cash flows from each Club as additional rent. Millennium's percentage of the excess cash flow, as defined, previously was 20% for each of these Clubs. Under the amended lease agreements, their percentage increases to 25% for the Washington and Boston Clubs and 60% for the San Francisco Club. Millennium has not received any payments to date under these provisions.

         On November 24, 2003, we opened The Sports Club/LA - Miami as part of the exclusive new Four Seasons Hotel and Tower in Miami, Florida. We operate this 40,000 square foot Club pursuant to a management agreement with Millennium, the developer of the project. We will receive a fee of 6% of gross revenues and a participation in the Club's net cash flow.

         Mr. Talla. We have a 50.1% interest in the partnership that owns The Sports Club/LA - Los Angeles and Mr. Talla beneficially owns the remaining 49.9%. The partnership agreement provides that, on an annual basis, the partners will share in the first $300,000 of the Club's net cash flow in proportion to their percentage interests. The next $35 million of annual net cash flow will be distributed to us. All distributions of net cash flow thereafter, if any, will be made to the partners in proportion to their percentage interests. We have the option to redeem the preferred partnership interest in the partnership held by Mr. Talla. The option expires as of January 31, 2006.

         As of May 4, 2001, we entered into a ten-year sublease for space located in the building in which The Sports Club/LA - New York on Manhattan's Upper East Side is located. The sublease provides for two five-year renewal options and one seven-year renewal option, an initial monthly rent of $125,000, and rental increases of 10% at the end of each five-year period. The subtenant for this lease is Club at 60th Street, Inc., a New York corporation owned by Mr. Talla.

         Messrs. Talla and Licklider. In September 1999, we sold the property on which the Spectrum Club - Thousand Oaks is located for a sales price of $12 million. We entered into a sale and leaseback agreement for the property under a long-term lease with an initial annual base rent of $1.3 million. The Thousand Oaks property consists of the Spectrum Club - Thousand Oaks, a SportsMed facility, unimproved office space, and a parking ramp. We are currently subleasing the Spectrum Club space to another club operator. Mr. Licklider owns an approximate 4.6% interest in the purchaser of the property, and trusts for the benefit of Mr. Talla's minor children own an approximately 5.2% interest in the purchaser of the property.

         Kayne Anderson. On March 18, 2002, we sold an aggregate of 10,500 shares of Series B Preferred to Kayne Anderson Capital Advisors and four affiliates thereof for aggregate offering proceeds of $10.5 million. The shares of Series B Preferred may, at the option of the holder, be converted into shares of our Common Stock at a rate of $2.8871 per share; entitle each holder to one vote for each share of Common Stock into which such Series B Preferred could then be converted; and provide for the payment of dividends at an annual rate of $90.00 per share. Dividends are cumulative, do not accrue interest and, at our discretion, may be paid in additional shares of Series B Preferred.

         Messrs. Talla and Licklider and Millennium. In consideration of executing a guaranty in favor of Comerica Bank - California (the "Bank") in connection with the Bank's renewal of our $15 million credit facility (the "Credit Facility"), Messrs. Talla and Licklider and MDP Ventures II, LLC, an affiliate of Millennium, entered into agreements with us as of July 3, 2001, pursuant to which we were obligated to pay a one percent annual commitment fee to each of the guarantors. In addition to the commitment fee, we were obligated to pay to each guarantor a usage fee equal to 2% per annum of such guarantor's pro rata portion of any amounts advanced to us by the Bank. At our discretion all earned commitment fees and usage fees under the agreements were paid in restricted shares of Common Stock with each guarantor receiving in the aggregate 86,392 shares. In June 2003, we replaced the Credit Facility and, as of February 15, 2004, all payment obligations due the guarantors have been met.

         Upon termination of the Credit Facility, on June 12, 2003, we entered into a new promissory note with another financial institution. The new note is for $20 million (the "Loan") and is guaranteed by Messrs. Talla and Licklider. Messrs. Talla and Licklider entered into agreements with us as of December 1, 2003, pursuant to which we are obligated to pay a quarterly fee to each guarantor equal to 3% per annum of their pro rata portion of the average outstanding principal balance of the Loan. At our discretion, such fees may be paid in stock, cash or a combination thereof. The third quarter 2003 fee was paid in stock with each guarantor receiving 28,509 shares. On May 20, 2004 we paid the fourth quarter 2003 and the first quarter 2004 fees in Common Stock and each guarantor received 80,269 shares. These past obligations have been paid out of Treasury Stock. We have determined that for the second quarter 2004, each guarantor is entitled to receive 46,466 shares of Common Stock and we intend once again to fund this obligation out of Treasury Stock.

         On September 6, 2002, we sold an aggregate of 5,000 shares of Series C Preferred to three of our major shareholders, D. Michael Talla, Rex Licklider and MDP Ventures II, LLC, an affiliate of Millennium, for aggregate offering proceeds of $5 million. The shares of Series C Preferred may, at the option of the holder, be converted into shares of our Common Stock at a rate of $2.8871 per share; entitle each holder to one vote for each share of Common Stock into which such Series C Preferred could then be converted; and provide for the payment of dividends at an annual rate of $90.00 per share. Dividends are cumulative, do not accrue interest and, at our discretion, may be paid in additional shares of Series C Preferred.

         Mr. Licklider, Millennium and Kayne Anderson. On March 12, 2004, we sold an aggregate of 65,000 shares of Series D Preferred to these three shareholders for aggregate offering proceeds of $6.5 million. The terms of the Series D Preferred are set forth elsewhere in this Proxy Statement. The special committee (comprised of two independent directors), which engaged independent legal counsel and financial advisors to advise it, approved the transaction.

         Messrs. Talla and Licklider and Kayne Anderson. On September 14, 2004 we sold an aggregate of 20,000 shares of Series E Preferred to these three stockholders for aggregate offering proceeds of $2.0 million. The Series E Preferred provides for the payment of accumulated dividends at an annual rate of $11.375 per share, payable in preference to the other classes of our Preferred Stock, and at our discretion may be paid in additional shares of Series E Preferred.




                          INFORMATION ABOUT THE COMPANY


Independent Certified Public Accountants

         During 2002 and 2003 KPMG LLP provided audit services that included examination of our annual consolidated financial statements. During this period KPMG LLP billed us for the following:

o    Audit Fees of $161,500 in 2003 and $129,500 in 2002
o    Other Audit Related Fees of $3,000 in 2003 and $3,000 in 2002
o There were no fees incurred in 2003 or 2002 for federal, state and other local tax preparation services
o    No other miscellaneous fees were incurred in 2003 or 2002

         Audit fees include fees for the audits of our consolidated financial statements, review of the unaudited condensed consolidated interim financial statements included in quarterly reports and the review of debt agreements and the issuance of compliance letters.

         The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services, and other services as noted above. Pre-approval is generally provided for up to one year and is detailed as to the particular service or category of services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee pre-approved 100% of the audit fees for the fiscal year ended December 31, 2003. Further, the Audit Committee determined that the provision of services discussed above is compatible with maintaining the independence of KPMG LLP from the Company.

         On July 6, 2004, we informed KPMG LLP that we would not retain them as our independent accountants for the audit of our consolidated financial statements for the year ending December 31, 2004. The dismissal was effective August 16, 2004, upon KPMG LLP's completion of its review of our unaudited condensed consolidated interim financial statements included on our Form 10-Q for the quarter ended June 30, 2004. The Audit Committee of our Board of Directors approved the termination of KPMG LLP as our independent accountants.

         To date we have not selected a new independent accounting firm; however, we are in the process of interviewing firms that are registered with the Public Company Accounting Oversight Board and will, upon confirmation of the engagement of a new firm, file a Form 8-K with the SEC.

         Representatives of KPMG LLP have been invited to attend the meeting, and if present, will have an opportunity to make a statement and respond to stockholder questions.

How Our Stock Has Performed Over the Past Several Years

         The chart below sets forth line graphs comparing the performance of our Common Stock against the AMEX market index and a peer group of six companies.





                               (PERFORMANCE GRAPH)




                                                                        Cumulative Total Return
                                                      --------------------------------------------------------
                                                          12/98    12/99     12/00   12/01    12/02     12/03



THE SPORTS CLUB COMPANY, INC.                            100.00    98.41     71.44   71.11    58.41     45.97
AMEX MARKET VALUE (U.S. & FOREIGN)                       100.00    96.06     80.09   76.22    78.94    121.19
PEER GROUP                                               100.00   101.51     70.91   67.29    58.89     92.59




         The graph shows a comparison of cumulative total returns for the period December 31, 1998 through December 31, 2003, for our Common Stock, all the AMEX listed companies and the peer group, each of which assumes an initial value of $100 on December 31, 1998. These indexes are included for comparative purposes only and do not necessarily reflect management's opinion that such indexes are an appropriate measure of the relative performance of the stock involved. The graph is not intended to forecast or be indicative of possible future performance of our Common Stock.

                                OTHER INFORMATION

         This section describes other information that you should read before you vote.


Submission of Stockholder Proposals

         If you want to submit proposals for possible inclusion in our proxy materials for the 2005 Annual Meeting of Stockholders, you must do so on or before July 23, 2005. Our Secretary must receive proposals at her office (11100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025). It is suggested that any such proposal be submitted by certified mail, return receipt requested.

         If you wish to present a proposal before the 2005 Annual Meeting, but do not wish to have the proposal considered for inclusion in our Proxy Statement and proxy card, you must give written notice to our Secretary at the address noted above. The Secretary must receive such notice by August 23, 2005. If you fail to provide timely notice of a proposal to be presented at the 2005 Annual Meeting, the proxies designated by our Board of Directors will have discretionary authority to vote on such proposal.


Annual Report on Form 10-K/A

         On July 12, 2004 we filed a Form 8-K with the SEC to announce the dismissal of KPMG as our independent accounting firm pending KPMG's completion of its review of the financial statements to be included in our Form 10-Q for the quarter ended June 30, 2004. In connection with the SEC's review of our Form 8-K filing and the periodic reports referenced therein, the SEC requested that we make certain additional disclosures in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and the Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2004. We have now amended each of these filings (the Form 10-K/A and Form 10-Q/A, respectively), to include additional information regarding certain reportable conditions in our accounting controls and procedures. These disclosures are included as Item 9A of the Form 10-K/A and
Item 4 of the Form 10-Q/A. We filed our Form 10-Q for the quarter ended June 30, 2004 on August 16, 2004 and on August 23, 2004 we filed a Form 8-K announcing that the dismissal of KPMG was effective August 16, 2004. The amended 2003 Annual Report on Form 10-K/A is included in this packet. Stockholders may obtain without charge additional copies of our Annual Report on Form 10-K/A, including financial statements and financial statement schedules, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2003, by writing to us, Attn:
Investor Relations, 11100 Santa Monica Boulevard, Suite 300, Los Angeles, CA 90025.

                                    By Order of the Board of Directors,



                                    Lois Barberio
                                    Vice President and Secretary
Los Angeles, California
September 24, 2004

                                   APPENDICES

Appendix A - First Amended and Restated Charter of the Audit Committee



                           First Amended and Restated
            Charter of the Audit Committee of the Board of Directors

                           Adopted as of July 23, 2004



Purpose.

The purpose of the Audit Committee ("Committee") is to assist the Board of Directors in fulfilling its oversight responsibilities. Consistent with this purpose, the Committee's primary obligations are to:

|_| Monitor the integrity of the Company's financial statements and reporting processes and systems of internal controls relating to finance, accounting and disclosure.

|_| Monitor the Company's compliance with, and effectiveness of, its legal, regulatory and ethical programs.

|_| Appoint, monitor and appraise the independence and performance of the outside registered public accounting firm ("Independent Auditor") retained by the Company.

|_|  Provide  an  avenue  of  communication   among  the  Independent   Auditor,
     management, and the Board of Directors.

Organization.

|_| The Committee is a standing committee of the Board of Directors and its members shall be elected to one-year terms by the Board at the annual meeting and shall serve until their successors are elected and qualified. The Committee and its members shall meet the requirements, including the independence standards, of the Securities and Exchange Commission (the "SEC"), the American Stock Exchange (the "Exchange"), and applicable law and regulation. The Committee shall be comprised of three or more Directors as determined by the Board, each of whom shall be an independent member, free from any relationship that would interfere with the exercise of his or her objective judgment, or that might, in the opinion of the Board of Directors, be considered to be a conflict of interest. No member of the Committee shall be, or shall have been within the last three years, an employee of the Company or any of its subsidiaries or affiliates. All members of the Committee shall have sufficient financial experience and ability to enable them to read and understand fundamental financial statements and to discharge the responsibilities set forth in this Charter. In addition, the Board shall designate at least one member of the Committee as the "audit committee financial expert" as defined by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board shall use its best business judgment in determining the qualifications of Committee members.

|_| The Committee shall elect one of its members to act as chairman. If the chairman is not present, the members may designate an acting chairman by majority vote of the membership present.

|_| Vacancies occurring on the Committee may be filled by appointment by the Chairman of the Board but no member of the Committee shall be removed except by vote of a majority of Directors present at any regular or special meeting of the Board.

|_| The compensation of members of the Committee may be determined from time to time by resolution of the Board. Unless otherwise determined, each member of the Committee shall be compensated on the basis of $1,000.00 for each meeting of the Committee attended by such member, with the chairman receiving an additional annual retainer of $4,000.00. In addition, members of the Committee shall be reimbursed for all reasonable expenses incurred in attending such meetings.

Meetings.

|_| The Committee shall meet at least four times annually, or more frequently as circumstances dictate. Each meeting shall be noticed and scheduled in accordance with the bylaws of the Company as they relate to Board meetings in general. The chairman shall prepare and/or approve an agenda in advance of each meeting.

|_| The Committee shall meet privately in executive session on a regularly scheduled basis with each of management, outside counsel, the Independent Auditor and as a Committee to discuss any matters that the Committee, or each of these groups, believes should be discussed.

|_| The Committee may include in its meetings members of the Company's financial management, other financial personnel employed or retained by the Company and any other persons whose presence the Committee believes to be necessary or appropriate.

|_| The Committee shall communicate with management and the Independent Auditor quarterly to review the Company's financial statements and significant findings based upon the Independent Auditor's limited review procedures.

Authority and Responsibilities.

The Committee's responsibility is limited to oversight. The Independent Auditor is ultimately accountable to the Committee and the Board. Although the Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosure are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and applicable laws, rules and regulations. These are the responsibilities of management and the Independent Auditor.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term "review" to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term "review" as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Board may supplement them as appropriate.

|_|      Independent Auditor

|X| Review the performance of the auditors, and in its capacity as a committee of the Board of Directors, have direct responsibility and sole authority to appoint, retain, terminate, compensate and oversee the work of any Independent Auditor (including resolution of disagreements between Company management and the Independent Auditor regarding financial reporting) employed by the Company for the purpose of preparing and issuing an audit report or related work or performing other audit, review or attest services for the Company, and each such Independent Auditor firm shall report directly to the Committee.

|X| Pre-approve all auditing services (which may entail providing comfort letters in connection with securities underwritings) and non-audit services (as allowed under the Sarbanes-Oxley Act of 2002) provided by the Independent Auditor, according to the policy the Committee has previously adopted and as it may update, revise, or restate from time to time.

|X| Review and approve the scope of the examination to be conducted by the Independent Auditor to ensure the audit approach covers all financial statement areas where there is a risk of material misstatement. Such review should include a discussion of staffing, reliance upon management and the general audit approach. In addition, the Committee shall obtain from the Independent Auditor (at least annually) a formal written statement delineating all relationships between the Independent Auditor and the Company, and shall (at least annually) discuss with the Independent Auditor any relationships or services which may impact the Independent Auditor's objectivity or independence, and the Committee shall take appropriate actions to ensure such independence.

|X| Receive and review (a) a report by the Independent Auditor describing its internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board review, of the Independent Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and
                  (b) other required reports from the Independent Auditor.

|X| Discuss the results of the audit with the Independent Auditor prior to the Company releasing its year-end earnings. Included in such discussions should be all matters required to be communicated to audit committees in accordance with AICPA Statement of Auditing Standards ("SAS") 61.

|X| Consider the Independent Auditor's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

|X| Confirm with the Independent Auditor that it is in compliance with the partner rotation requirements established by the SEC.

|_|      Employment of Advisers.

|X| Establish and maintain direct access to the Independent Auditor, internal auditors and to any personnel within the Company whom the Committee deems appropriate from time to time. The Committee has the authority to retain special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

|X| Determine appropriate funding (which shall be at Company expense) for compensation to any advisers employed by the Committee.


|_|      Review Procedures

|X| Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the entire Board for approval and have the document published at least every three years in accordance with SEC regulations.

|X| Review with management and the Independent Auditor the Company's annual and quarterly financial statements, including
                  (a) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the SEC; and (c) the items required by SAS 61 as in effect at the relevant time in the case of the annual financial statements, and SAS 100 as in effect at the relevant time in the case of the quarterly financial statements. Such review should include discussion with management and Independent Auditor of significant issues regarding other or additional accounting principles, practices and judgments affecting the Company's financial statements.

|X| Review periodically, in consultation with management and Independent Auditor, the integrity and adequacy of the Company's financial reporting processes and controls. Such review should include discussion of significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

|X| Review periodically the Company's adopted Investment Policy and confer with management and other consultants as appropriate regarding modifications thereto. The Committee will prepare written recommendations to the Board relative to any proposed change to the Investment Policy, including its financial impact.

|X| Review significant findings presented by the Independent Auditor together with management's responses thereto. Such review should include discussion and status of prior recommendations.

|X| Review with financial management and Independent Auditor the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Such review should include discussion as to any significant changes to the Company's accounting principles and any items required to be communicated by the Independent Auditor in accordance with SAS 61.

|X| Review and discuss generally the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not review and discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

|_|      Finance Department and Legal Compliance

|X| Review and approve the corporate finance management staff functions, including: (a) purpose, authority, organizational reporting lines and succession planning, (b) annual internal audit plan, budget and staffing, and (c) concurrence in the appointment, removal, performance and compensation of the senior financial officer of the Company.

|X| Review on a regularly scheduled basis with Company's independent and in-house counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

|X| Review and approve on an on-going basis all related-party transactions.

|X| Review and receive a disclosure from the Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and 10-Q's about any significant deficiencies or material weaknesses in design or operation of internal controls over financial reporting, and any fraud, whether or not material, involving management or other employees who have a significant role in the Company's internal controls.

|_|      Other Responsibilities

|X|               Prepare  annually a report to  stockholders  as  required  by
                  Item 306 of Regulation S-K of the SEC. The report should be included in the Company's annual proxy statement.

|X| Perform any other activities consistent with this Charter, the Company's bylaws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

|X| Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

|X| Perform periodically a self-assessment of the Committee's performance.

|X| Review annually policies and procedures as well as audit results associated with Directors' and Officers' expense accounts and perquisites.

|X| Review periodically and discuss with management the overall adequacy and effectiveness of the Company's ethical compliance programs, including the Company's code of ethics for all employees and the supplemental codes for directors and senior financial officers.

|X|               Establish, review and update periodically, in accordance with
                  Section 10A(m)(4) of the Securities Exchange Act of 1934 and the SEC rules and regulations promulgated thereunder, procedures for the (a) receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) confidential and anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

|X| Establish clear policies for the Company's hiring of employees or former employees of the Independent Auditor.

|X| Investigate any matter brought to its attention, with full access to all books, records, facilities, and personnel of the Company.

Appendix B - Code of Ethics for Senior Financial Officers





                                 Code of Ethics
                                       for
                            Senior Financial Officers

                           Adopted as of July 23, 2004


Introduction

This Code of Ethics has been adopted by the Board of Directors of The Sports Club Company, Inc. (the "Company") to focus the "Senior Financial Officers" (as defined below) on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, foster a culture of honesty and accountability, deter wrongdoing and promote fair and accurate disclosure and financial reporting, particularly as it relates to the maintenance of the Company's financial records and preparation of financial statements filed with the Securities and Exchange Commission.

No code or policy can anticipate every situation that may arise. Accordingly, this Code is intended to serve as a source of guiding principles. The Senior Financial Officers are encouraged to bring questions about particular circumstances that may involve one or more of the provisions of this Code to the attention of the Compliance Officers (as defined below) who may decide to consult with inside or outside legal counsel as appropriate.


Applicability and Scope

As used in this Code, the term "Senior Financial Officer" means each of the Company's Chief Executive Officer, President, Chief Financial Officer, Treasurer and Controller. Each Senior Financial Officer will comply with the letter and the spirit of this Code. The obligations of this Code supplement, but do not replace, any other policies or procedures of the Company that govern the conduct of any of our employees. As employees, the Senior Financial Officers are also covered by, and are expected to comply with, the Company's Standards of Ethical Conduct for Employees.


Principles and Practices of Ethical Conduct

Each Senior Financial Officer is expected to adhere to a high standard of ethical conduct and shall endeavor to foster and promote a culture of integrity and honesty.

In performing his or her duties, each Senior Financial Officer should:

|_| Act as a role model for all employees by maintaining high standards of honest, fair and ethical conduct in carrying out their responsibilities, exercising at all times their best independent judgment. In this regard, the Senior Financial Officers must act in good faith, responsibly, with due care, competence and diligence, and without misrepresenting material facts or circumstances or seeking improperly to influence or hinder the Company's independent auditors in any way in the performance of their engagement.

|_| Avoid, to the extent possible, situations in which their own interests conflict, or may appear to conflict, with the interests of the Company. In any case in which a Senior Financial Officer finds himself/herself with an actual or apparent conflict of interest, he/she should promptly disclose it to the Company's Compliance Officers (as defined below), who will review the transaction or relationship. If any of the

         Compliance Officers determines that a conflict does exist, the Compliance Officer will immediately refer the matter to each member of the Audit Committee of the Board of Directors, and the Audit Committee members shall jointly determine how the situation should be resolved. The matter will also be referred to outside counsel should the Compliance Officer or the Audit Committee deem it appropriate.

|_| Prevent retaliation against any employee for good faith reporting of violations of this Code or for participating in any investigation relating to a reported violation of this Code.

This Code does not attempt to describe all possible conflicts of interest which could develop. Some of the more common conflicts from which Senior Financial Officers must refrain, however, are the following:

|_| Refrain from engaging in any conduct or activities that are inconsistent with the Company's best interests or that disrupt or impair the Company's relationship with any person or entity with which the Company has, or proposes to enter into, a business or contractual relationship.

|_| Refrain from accepting compensation (in any form) for services performed for the Company from any source other than the Company.

|_| Not accept gifts from persons or entities where such gift is being made in order to influence such person's actions in his or her position with the Company, or where acceptance of such gifts could create the appearance of a conflict of interest.

|_| Refrain from using Company assets, labor or information for personal use, other than incidental personal use, unless approved by a Compliance Officer or the Chair of the Audit Committee.


Principles and Practices of Disclosure

Senior Financial Officers are responsible for the accurate and reliable preparation and maintenance of the Company's financial records. Accurate and reliable preparation of financial records is of critical importance to proper management decisions and the fulfillment of the Company's financial, legal and reporting obligations. Diligence in accurately preparing and maintaining the Company's financial records allows it to fulfill its reporting obligations and to provide shareholders, governmental authorities and the general public with full, fair, accurate, complete, objective, timely and understandable disclosure, including in the Company's filings with and other submissions to the Securities and Exchange Commission. The Senior Financial Officers are responsible for establishing and maintaining adequate disclosure controls and procedures, and internal controls and procedures, including procedures which are designed to enable the Company to (a) accurately document and account for transactions on the books and records of the Company, and (b) maintain reports, vouchers, bills, invoices, payroll and service records, business measurement and performance records and other essential data with care and honesty.

In performing his or her duties, each of the Senior Financial Officers should:

|_| Become familiar with the disclosure requirements applicable to the Company as well as the business and financial operations of the Company.

|_| Establish and maintain internal controls and procedures and disclosure controls and procedures designed to assure that financial information is recorded, processed and transmitted to those responsible for preparing periodic reports and other public communications containing financial information so that they are complete, accurate and timely.

|_| Review carefully each periodic report for accuracy and completeness before it is filed with the Securities and Exchange Commission and carefully review each public communication containing financial information before it is released.

|_| Supervise adequately the preparation of the financial disclosure in the periodic reports filed by the Company, including reviewing and analyzing the financial information to be disclosed.

|_| Disclose promptly to their superiors, and if necessary to the Audit Committee of the Board of Directors and the Company's independent auditors, any material weaknesses in, or concerns regarding, the Company's disclosure controls or internal controls.

|_| Consult, when appropriate, with professional advisors for advice with respect to such reports, documents and communications.

|_| Take no action that would, either directly or indirectly, fraudulently influence, coerce, manipulate or mislead the Company's independent auditors for the purpose of rendering the financial statements of the Company misleading.


Corporate Opportunities

The Senior Financial Officers are prohibited from (a) taking for themselves personally opportunities related to the Company's business; (b) using the Company's property, information or position for personal gain; or (c) competing with the Company for business opportunities that properly belong to the Company.


Compliance

Each Senior Financial Officer will comply with and take all reasonable actions to cause others to comply with all applicable governmental laws, rules and regulations.

In performing his or her duties, each of the Senior Financial Officers should:

|_|      Become familiar with such laws, rules and regulations.

|_| Consult with professional advisors with respect to such laws, rules and regulations.

|_| Train applicable employees with respect to such laws, rules and regulations.

|_| Take all reasonable measures to protect the confidentiality of non-public information about the Company or its subsidiaries obtained or created in connection with employment and prevent the unauthorized disclosure of such information unless required by applicable law or regulation or legal or regulatory process.


Internal Reporting

Each Senior Financial Officer shall promptly bring to the attention of the Corporate Secretary or Chairman of the Board of Directors or Chairman of the Audit Committee of the Board of Directors (each, a "Compliance Officer") any possible violation of this Code. A matter should not be reported to a person involved in the matter. Each Compliance Officer should have sufficient status within the Company to engender respect for this Code and the authority to adequately deal with the persons subject to this Code regardless of their status in the Company.

This Code does not attempt to describe all possible violations that could develop. Some of the more common violations, however, are set forth below:

|X| Any matter that could compromise the integrity of the Company's financial reports;

|X|      Any disagreement with respect to any material accounting matter; and

|X| Any possible violation of this Code or of any law or regulation related to the Company's accounting or financial affairs.



In performing his or her duties, each of the Senior Financial Officers should:

|_|      Report promptly all violations to a Compliance Officer.

|_|      Encourage all employees to report violations to a Compliance Officer.

|_| Provide a procedure by which employees may maintain anonymity in making such reports.

|_|      Support appropriate sanctions for violations of this Code.


Waiver

Any request for a waiver or amendment of any provision of this Code must be in writing and addressed to a Compliance Officer. Upon receipt of any such request, the receiving Compliance Officer will immediately forward the request to each member of the Audit Committee, and the members of the Committee, acting jointly, shall determine if any such waiver or amendment will be made. Any waiver or amendment of this Code will be disclosed promptly on Form 8-K or any other means approved by the Securities and Exchange Commission.


Accountability

The Audit Committee will assess compliance with this Code, report material violations to the Board of Directors, and recommend to the Board appropriate action.

If the Board of Directors determines that a violation has occurred, it may, among other things:

|_|      Terminate the employment relationship with such Senior Financial
         Officer.

|_|      Place such Senior Financial Officer on a leave of absence.

|_|      Counsel such Senior Financial Officer.

|_|      Authorize such other action, as it deems appropriate.

Each Senior Financial Officer shall, at lest annually and whenever requested by a Compliance Officer, certify in writing that such Senior Financial Officer is in full compliance with this Code and that, to the best knowledge of such Senior Financial Officer, all other Senior Financial Officers are in compliance with this Code.


Interpretation

All questions concerning interpretation of this Code shall be referred to, and conclusively determined by, the three Compliance Officers acting together.

Appendix C - Code of Business Conduct for Board of Directors




                            Code of Business Conduct
                                       for
                               Board of Directors

                           Adopted as of July 23, 2004


Introduction

This Code of Business Conduct has been adopted by the Board of Directors of The Sports Club Company, Inc. (the "Company") to provide (i) guidance to Directors to assist them in recognizing and dealing with ethical issues, and (ii) mechanisms to report unethical conduct. It is the intention of the Board that this Code will focus each Board member on areas of ethical risk and foster a culture of honesty and accountability.

Since no code or policy can anticipate every situation that may arise, this Code is intended to serve as a source of guiding principles for Directors. They are encouraged to bring questions about particular circumstances that may implicate one or more of the provisions of this Code to the attention of the Compliance Officers (as defined below) who may decide to consult with inside or outside legal counsel as appropriate.


Applicability and Scope

As used in this Code, the term "Director" means each member of the Board of Directors, whether or not such Director is an employee of the Company. Each Director will comply with the letter and the spirit of this Code. The obligations of this Code supplement, but do not replace, any other policies or procedures of the Company that govern the conduct of any of our employees. In this regard, Directors who also serve as officers of the Company should read this Code in conjunction with the Company's Standards of Ethical Conduct for Employees.


Principles and Practices of Fiduciary Due Care and Responsibility

The Board represents the interests of stockholders, as owners of a corporation, and seeks to optimize long-term value by overseeing management's performance on the stockholders' behalf. Board responsibilities in performing this oversight function include a duty of care and a duty of loyalty.

A Director's duty of care refers to the responsibility to exercise appropriate diligence in overseeing the management of the Company, making decisions and taking other actions. In meeting this duty of care and performing both Board and Board Committee functions, each Director must:

|_|      Act diligently, openly, honesty and in good faith.

|_| Provide leadership in advancing the Company's values, standards and mission statement.

|_| Discharge their duties in accordance with their good faith business judgment and in the best interests of the Company and its stockholders.

|_| Become and remain familiar with the Company's business, including its business plan, operational results and financial condition.

|_| Understand the economic and competitive environment in which the Company operates and how these environments may impact the Company.

|_| Commit the time necessary to prepare for, attend (either in person or telephonically, as appropriate) and actively participate in meetings of the Board and of the Committees on which they serve.

|_| Inform the Compliance Officers (as defined below) of changes in their employment, other board positions, relationships with other businesses, charitable and governmental entities, and report any other event, circumstance or condition that may interfere with their ability to perform their duties and/or affect their standing as an independent director in accordance with the rules and regulations of the Securities and Exchange Commission and the American Stock Exchange.

A Director's duty of loyalty refers to the responsibility to act in good faith and in the Company's best interests, not the interests of the Director, a family member or an organization with which the Director is affiliated. Directors should not use their positions for personal gain. The duty of loyalty may be relevant in cases of conflict of interest (see "Principles and Practices of Ethical Business Conduct" below), and corporate opportunities (see "Corporate Opportunities" below).


Principles and Practices of Ethical Business Conduct

Directors must avoid any conflicts of interest between the Director and the Company. Any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company should be disclosed promptly to the appropriate Compliance Officers for their consideration. In performing their Board and Board Committee functions, each Director must:

|_| Avoid, to the extent possible, situations in which their own interests conflict, or may appear to conflict, with the interests of the Company. In any case in which a member of the Board finds himself/herself with an actual or apparent conflict of interest, he/she should promptly disclose it to the Company's Compliance Officers who will review the transaction or relationship. If any of the Compliance Officers determines that a material conflict does exist, the Compliance Officer will immediately refer the matter to each member of the Audit Committee of the Board of Directors, and the members shall jointly determine how the situation should be resolved. The matter will also be referred to outside counsel should any Compliance Officer or Audit Committee member deem it appropriate.

         This Code does not attempt to describe all possible conflicts of interest that could develop. Some of the more common conflicts however, are set out below:

         |X| Directors may not knowingly engage in any conduct or activities that are inconsistent with the Company's best interests or that disrupt or impair the Company's relationship with any person or entity with which the Company has or proposes to enter into a business or contractual relationship.

         |X| Directors may not accept compensation, in any form, for services performed for the Company from any source other than the Company.

         |X| Directors and their family members may not offer, give or receive gifts to or from anyone who deals with the Company in cases where the gift is being made in order to influence a Director's actions as a member of the Board or one of its Committees, or where the acceptance of such gift could create the appearance of a conflict of interest.

|_| Advance the Company's legitimate interests when the opportunity to do so arises and Directors are encouraged to bring to the Company all possible business opportunities. Except as described elsewhere herein, a Director may engage in businesses other than the Company's business, so long as he or she does not pre-empt or usurp a corporate business opportunity.

|_| Protect the Company's assets and ensure their efficient use. Directors will not use Company time, employees, supplies, equipment, tools, buildings or other assets for personal benefit without prior authorization from the Chairman of the Audit Committee or as part of a compensation or expenses reimbursement program available to all Directors.


|_| Maintain the confidentiality of information entrusted to them by the Company, its vendors or members, and any other confidential information about the Company that comes to them, from whatever source, in their capacity as Director, except when disclosure is authorized or required by laws or regulations.

|_| Deal fairly and oversee the fair dealing of others. No Director will take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practices.


Corporate Opportunity

Directors are prohibited from (a) taking for themselves personally opportunities related to the Company's business that are discovered through the use of Company property, information or position; (b) using the Company's property, information or position for personal gain; or (c) competing with the Company for business opportunities, provided, however, if the Company's disinterested Directors determine that the Company will not pursue an opportunity that relates to the Company's business, a Director is free to do so after such determination.


Compliance

In performing their Board and Board Committee functions, each Director must:

|_| Comply with and take all reasonable actions to cause others to comply with all applicable governmental laws, rules and regulations. By way of example,

         |X| Directors should become familiar with such laws, rules and regulations,

         |X| Directors should consult with professional advisors with respect to such laws, rules and regulations.

|_| Comply with all applicable Company policies, including insider trading and disclosure.

|_| Endeavor to deal fairly with the Company's customers, suppliers, competitors and employees.


Internal and Public Reporting

In performing their Board and Board Committee functions, each Director must:

|_| Promote ethical behavior and take steps to ensure that the Company encourages:

|X| All Directors, officers and employees to talk to appropriate personnel when in doubt about the best course of action in a particular situation; and

|X| All Directors, officers and employees to report violations of laws, rules, regulations or the Company's codes of ethics and conduct to the appropriate party.

|_| Bring promptly to the attention of the Corporate Secretary, Chairman of the Board of Directors or Chairman of the Audit Committee of the Board of Directors (each, a "Compliance Officer") any possible violation of this Code or of any law or regulation related to the Company's affairs. A matter should not be reported to a person involved in the matter. Each Compliance Officer should have sufficient status within the Company to engender respect for this Code and the authority to adequately deal with persons subject to this Code regardless of their status in the Company.

|_| Permit no retaliation against any Director, officer or employee for reports of violations made in good faith.

|_| Provide prompt and accurate answers to necessary inquiries made by the Company in preparation of its filings with the Securities and Exchange Commission and other required public disclosures.


Waiver

Any request for a waiver or amendment of any provision of this Code must be in writing and addressed to a Compliance Officer. Upon receipt of any such request the receiving Compliance Officer will immediately forward the request to each member of the Board of Directors, and the members of the Board, acting jointly, shall determine if any such waiver or amendment will be made. Any waiver or amendment to this Code will be disclosed promptly on Form 8-K or any other means approved by the Securities and Exchange Commission.


Accountability

The failure by any Director to comply with the laws or regulations governing the Company's business, this Code or any other Company policy or requirement may result in disciplinary action, and, if warranted, legal proceedings.

The Board of Directors or its designees will investigate all suspected violations, and appropriate action will be taken in the event of any violations of this Code.

Each Director shall, at least annually and whenever requested by a Compliance Officer, certify in writing that such Director is in full compliance with this Code and that, to the best knowledge of such Director, all other members of the Board of Directors are in compliance with this Code.


Interpretation

All questions concerning interpretation of this Code shall be referred to, and conclusively determined by, the three Compliance Officers acting together.

Appendix D - Proxy Card




                          THE SPORTS CLUB COMPANY, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         I/We hereby appoint Lois Barberio, Timothy O'Brien and George Vasilakos or any one of them acting alone in the absence of the others, as proxyholders, each with the power to appoint his/her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of The Sports Club Company, Inc. held of record by me/us on September 24, 2004, at the Annual Meeting of Stockholders to be held on October 19, 2004, or any adjournment thereof.

        This proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE. This proxy will be voted in the discretion of the proxyholders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

                (Continued and to be signed on the reverse side)

                        ANNUAL MEETING OF STOCKHOLDERS OF
                          THE SPORTS CLUB COMPANY, INC.

                                October 19, 2004


                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.

g
--------------------------------------------------------------------------------
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 1 AND 2.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
     ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
--------------------------------------------------------------------------------

                                                            FOR  AGAINST ABSTAIN
3. Election of 2 Class III        1. Approval of the        /_/    /_/     /_/
   Directors and 2 Class             issuance and listing
   I Directors                       on the American
                                     Stock Exchange of
                                     all shares of
                                     Common Stock
                                     issuable upon
                                     conversion of the
                                     Series D Convertible
                                     Preferred Stock.

                NOMINEES:
|_| FOR ALL   o D. Michael Talla (Class III Director)
    NOMINEES                      2. Approval of the       /_/    /_/      /_/
                                     amendment of the
                                     Certificate of
                                     Incorporation to
                                     increase the authorized
                                     number of shares of
                                     Common Stock from
                                     40,000,000 to
                                     80,000,000.
|_| WITHHOLD
    AUTHORITY o Rex A. Licklider (Class III Director)
    FOR ALL
    NOMINEES  o Andrew L. Turner (Class 1 Director)
|_| FOR ALL
    EXCEPT    o Christopher M. Jeffries (Class I Director)
    (See instructions below)

                                    4.  Authorize the proxyholders
                                        to transact such other
                                        business as may properly
                                        come before the meeting,
                                        or any adjournment(s)
                                        thereof.

                                    The undersigned hereby acknowledges
                                    receipt of the Proxy Statement
                                    dated September 24, 2004 and hereby
                                    revokes any proxy or proxies
                                    heretofore given to vote shares at
                                    said meeting or any adjournment
                                    thereof.

                                    PLEASE DATE, SIGN AND RETURN PROMPTLY
                                    IN THE ENCLOSED SELF-ADDRESSED,
                                    POSTAGE PAID ENVELOPE.
INSTRUCTION:  To withhold authority to
-----------
vote for any individual nominee(s), mark
"FOR ALL EXCEPT" and fill in the circle
next to each nominee you wish to withhold,
as shown here: o
------------------------------------------



------------------------------------------

To change the address on your account, /_/
please check the box at right and
indicate your new address in the address
space above. Please note that changes
to the registered name(s) on the account
may not be submitted via this method.
-----------------------------------------

             ----------       -------               ------------        --------
Signature of            Date:          Signature of                Date:
Stockholder                            Stockholder
             ----------       -------               ------------        --------
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
/X/


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